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Exhibit 2.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

NORTHWESTERN CORPORATION,	Case No. 03-12872 (CGC)

Debtor.

DEBTOR'S SECOND AMENDED AND RESTATED PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

PAUL, HASTINGS, JANOFSKY & WALKER LLP Jesse H. Austin, III Karol K. Denniston Carolyn Chayavadhanangkur 600 Peachtree Street, N.E. Suite 2400 Atlanta, Georgia 30308 (404) 815-2400	GREENBERG TRAURIG, LLP Scott D. Cousins Victoria Watson Counihan William E. Chipman, Jr. The Brandywine Building 1000 West Street Suite 1540 Wilmington, DE 19801 (302) 661-7000

Co-Counsel to the Debtor and Debtor-in-Possession

Dated:  August 18, 2004
            Wilmington, Delaware

ARTICLE I	DEFINITIONS AND CONSTRUCTION OF TERMS	1
ARTICLE II	TREATMENT OF ALLOWED ADMINISTRATIVE CLAIMS AND ALLOWED PRIORITY TAX CLAIMS	21
ARTICLE III	CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS	23
ARTICLE IV	TREATMENT OF CLAIMS AND EQUITY INTERESTS	23
ARTICLE V	MEANS OF IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN	34
ARTICLE VI	IMPLEMENTATION OF THE D&O TRUST	40
ARTICLE VII	VOTING AND DISTRIBUTIONS; AND TREATMENT OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS AND EQUITY INTERESTS	43
ARTICLE VIII	EXECUTORY CONTRACTS AND UNEXPIRED LEASES; INDEMNIFICATION CLAIMS; AND RETIREE BENEFITS	46
ARTICLE IX	CORPORATE GOVERNANCE, MANAGEMENT AND STRUCTURE OF REORGANIZED DEBTOR	48
ARTICLE X	EXCULPATION, INJUNCTIONS, AND DISCHARGE	49
ARTICLE XI	EFFECTIVENESS OF THIS PLAN	53
ARTICLE XII	REGULATION	56
ARTICLE XIII	RETENTION OF JURISDICTION	56
ARTICLE XIV	MISCELLANEOUS PROVISIONS	57
SCHEDULES
SCHEDULE 4.8	WARRANT TERM SHEET
SCHEDULE 9.3	SPECIAL RECOGNITION GRANTS
EXHIBITS EXHIBIT A	CERTIFICATE OF INCORPORATION OF REORGANIZED DEBTOR
EXHIBIT B	FORM OF INSURANCE ASSIGNMENT AGREEMENT
EXHIBIT C	D&O POLICIES
EXHIBIT D	D&O PROTECTED PARTIES SETTLEMENT AGREEMENT
EXHIBIT E	NORTHWESTERN CORPORATION D&O TRUST AGREEMENT
EXHIBIT F	NORTHWESTERN CORPORATION D&O TRUST DISTRIBUTION PROCEDURES
EXHIBIT G	WARRANT AGREEMENT
EXHIBIT H	REGISTRATION RIGHTS AGREEMENT

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

NORTHWESTERN CORPORATION,	Case No. 03-12872 (CGC)

Debtor.

DEBTOR'S SECOND AMENDED AND RESTATED PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

        NorthWestern Corporation, the above captioned debtor and debtor-in-possession, proposes the following second amended and restated plan of reorganization (the "Plan") under Sections 1121(a) and 1127(a) of title 11 of the United States Code:

ARTICLE I

DEFINITIONS AND CONSTRUCTION OF TERMS

        Definitions; Interpretation; Application of Definitions and Rules of Construction.    For purposes of this Plan, the following terms shall have the meanings specified in this Article I. A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code and the rules of construction contained in Section 102 of the Bankruptcy Code shall apply to the construction hereof. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Unless otherwise specified, all section, article, schedule or exhibit references in this Plan are to the respective Section in, Article of, Schedule to, or Exhibit to, this Plan and headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to this Plan as a whole and not to any particular Section, sub-Section or clause contained in this Plan.

        1.1   "Additional Indemnitees" shall mean each past, present and future member of the TAC.

        1.2   "Administrative Claim" shall mean a right to payment under Sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the Estate or administering the Chapter 11 Case as authorized and approved by a Final Order, (b) any actual and necessary costs and expenses incurred after the Petition Date in the ordinary course of the Debtor's business, (c) fees and expenses of Professionals to the extent allowed by Final Order under Sections 330, 331, or 503 of the Bankruptcy Code, and (d) all fees and charges assessed against the Estate pursuant to 28 U.S.C. § 1930.

        1.3   "Administrative Claim Bar Date" shall mean the last date established for filing Administrative Claims, as ordered by the Bankruptcy Court.

        1.4   "Affiliate" shall have the meaning set forth in 11 U.S.C. § 101(2).

        1.5   "Allowed" shall mean, with reference to any Claim: (a) a Claim that has been listed by the Debtor in its Schedules, as such Schedules may be amended from time to time in accordance with Bankruptcy Rule 1009, and (i) is not listed as disputed, contingent or unliquidated, and (ii) is not a Claim as to which a proof of claim has been filed; (b) a Claim as to which a timely proof of claim has been filed as of the Bar Date in a sum certain and either (i) no objection thereto, or application to estimate, equitably subordinate, reclassify or otherwise limit recovery, has been made on or before any applicable deadline, or (ii) if an objection thereto, or application to estimate, equitably subordinate, reclassify or otherwise limit recovery, has been interposed, the extent to which such Claim (whether in whole or in part) has been allowed by a Final Order; (c) a Claim arising from the recovery of property under Section 550 or 553 of the Bankruptcy Code and allowed in accordance with Section 502(h) of the Bankruptcy Code; (d) any Claim expressly allowed under this Plan; or (e) any Claim expressly allowed by Final Order.

        1.6   "Allowed Class Designation/Type" shall mean an Allowed Claim of a specified class or of a specified type.

        1.7   "Avoidance Action" shall mean an action brought pursuant to Section 544, 547, 548, 549, 550 or 553 of the Bankruptcy Code by or on behalf of the Debtor.

        1.8   "Ballot" shall mean the form or forms distributed to each holder of an impaired Claim entitled to vote on this Plan upon which an acceptance or rejection of this Plan shall be indicated in accordance with the instructions specified in such form or forms.

        1.9   "Bank One DIP Financing Claims" shall mean the Claims of Bank One, N.A., as agent, or any successor agent thereto, under the DIP Financing Order and the DIP Loan Documents.

        1.10 "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as codified in Title 11 of the United States Code, 11 U.S.C. §§101-1330, as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Chapter 11 Case.

        1.11 "Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of Delaware having jurisdiction over the Chapter 11 Case and, to the extent of any reference under 28 U.S.C. § 157, the bankruptcy unit of such District Court under 28 U.S.C. § 151.

        1.12 "Bankruptcy Rules" shall mean the following: (i) the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended and promulgated under Section 2075 of Title 28 of the United States Code; (ii) the applicable Federal Rules of Civil Procedure, as amended and promulgated under Section 2072 of Title 28 of the United States Code; (iii) the applicable Local Rules of Civil Practice and Procedure of the United States District Court for the District of Delaware; and (iv) any standing orders governing practice and procedure issued by the Bankruptcy Court, each as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Chapter 11 Case or proceeding therein, as the case may be.

        1.13 "Bar Date" shall mean the date(s) fixed by the order of the Bankruptcy Court dated October 10, 2003 (the "Bar Date Order") by which Persons asserting a Claim against the Debtor, and who are required to file a proof of claim on account of such Claim, must file a proof of claim or be forever barred from asserting a Claim against the Debtor or its property and from voting on this Plan and/or sharing in distributions hereunder as provided in the Bar Date Order.

        1.14 "Business Day" shall mean any day other than a Saturday, Sunday or a day which in Wilmington, Delaware or Sioux Falls, South Dakota, is a legal holiday or any day designated in Bankruptcy Rule 9006(a) as a "legal holiday".

        1.15 "Cash" shall mean cash, cash equivalents and other readily marketable direct obligations of the United States of America and certificates of deposit issued by banks.

        1.16 "Causes of Action" shall mean, without limitation, any and all actions, causes of action, liabilities, obligations, rights, suits, debts, sums of money, damages, judgments, Claims and demands whatsoever, whether known or unknown, in law, equity or otherwise.

        1.17 "Chapter 11 Case" shall mean the Debtor's case under Chapter 11 of the Bankruptcy Code administered in the Bankruptcy Court.

        1.18 "Claim" shall have the meaning set forth in Section 101(5) of the Bankruptcy Code, including, without limitation, (a) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

        1.19 "Claimant's Jurisdiction" shall mean the jurisdiction in which the Claim was filed (if at all) against the Debtor in the court system prior to the Petition Date.

        1.20 "Claims Agent" shall mean Kurtzman Carson Consultants, LLC, the claims agent appointed by order of the Bankruptcy Court dated September 15, 2003.

        1.21 "Class" shall mean any category of Claims or Equity Interests which are substantially similar to each other as classified.

        1.22 "Class Action" shall mean those certain consolidated actions:

          (a)   In re NorthWestern Corporation Securities Litigation (Case No. CIV 03-3049), a consolidated securities class action lawsuit pending in the United States District Court for the District of South Dakota before the Honorable Lawrence L. Piersol; and

          (b)   In re NorthWestern Corporation Derivative Litigation (Case No. 03-4091), a consolidated action of two derivative securities lawsuits pending in the United States District Court for the District of South Dakota before the Honorable Lawrence L. Piersol.

        1.23 "Class Action Settlement Documents" shall mean the Stipulation of Settlement, memorandum of understanding and any agreements entered into in connection therewith or pursuant hereto or thereto and the orders of the District Court in the Class Action in furtherance thereof.

        1.24 "Collateral" shall mean any property or interest in property of the Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable law.

        1.25 "Committee" shall mean any committee appointed in the Chapter 11 Case pursuant to Section 1102(a) of the Bankruptcy Code by the United States Trustee, as the membership of such committee is from time to time constituted and reconstituted.

        1.26 "Confirmation Date" shall mean the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

        1.27 "Confirmation Hearing" shall mean the hearing held by the Bankruptcy Court to consider confirmation of this Plan pursuant to Section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

        1.28 "Confirmation Order" shall mean the order of the Bankruptcy Court confirming this Plan pursuant to the provisions of the Bankruptcy Code.

        1.29 "Contingent Claim" shall mean any Claim for which a proof of claim has been filed with the Bankruptcy Court which was not filed in a sum certain, or which has not accrued and is dependent upon a future event that has not occurred or may never occur.

        1.30 "Convenience Claim" shall mean an Unsecured Claim that is $20,000 or less and held by a Person that is not an Insider but excluding any Unsecured Note Claims, Trust Originated Preferred Securities (TOPrS) Claims and QUIPS Claims.

        1.31 "Creditor" shall mean a Person that has a Claim against the Debtor that arose at the time of or before the Petition Date, or a Person that has a Claim against the Estate of the Debtor of a kind specified in Sections 502(g), 502(h), or 502(i) of the Bankruptcy Code.

        1.32 "Creditors' Committee" shall mean the Official Committee of Unsecured Creditors appointed in this Chapter 11 Case.

        1.33 "CSFB Facility" shall mean that certain Amended and Restated Credit Agreement, dated as of November 10, 2003, amending a pre-petition financing arrangement with Credit Suisse First Boston, acting through its Cayman Islands Branch, as administrative agent, such amended pre-petition financing arrangement approved by the Bankruptcy Court on or about December 15, 2003, as the same shall be amended or modified from time to time.

        1.34 "CSFB Facility Montana First Mortgage Bonds" shall mean any outstanding First Mortgage Bonds, Credit Agreement (2002) Series, due 2006, issued under the Montana Indenture.

        1.35 "CSFB Facility South Dakota First Mortgage Bonds" shall mean any New Mortgage Bonds, Credit Agreement (2002) Series, due 2006, issued under the South Dakota Indenture.

        1.36 "CSFB Financing Claims" shall mean the Claims of Credit Suisse First Boston, as agent, under the CSFB Order and CSFB Financing Documents.

        1.37 "CSFB Financing Documents" shall mean the CSFB Facility and all other documents and instruments evidencing and/or setting forth the terms of the financing arrangements under the CSFB Facility as approved by the CSFB Order, as the same shall be amended or modified from time to time.

        1.38 "CSFB Lenders" shall mean the syndicate of financial institutions party to the CSFB Financing Documents.

        1.39 "CSFB Order" shall mean that certain Final Order Granting Motion pursuant to 11 U.S.C. §§ 105, 362, 363 and 364 for Entry of an Order (A) Amending Pre-Petition Credit Facility, (B) Providing Protections under Section 364(c)(1), on a permanent basis, and (C) Granting Related Relief.

        1.40 "Current Employee Claim" shall mean an Allowed Claim entitled to priority under Section 507 of the Bankruptcy Code and any Unsecured Claims for wages in excess of the Claims entitled to priority under Section 507 of the Bankruptcy Code.

        1.41 "D&O Insurance Assignment" shall mean the transactions contemplated by the Insurance Assignment Agreement.

        1.42 "D&O Insurance Contributor" shall mean the Debtor, former and current directors and officers and any non-debtor affiliate of the Debtor who makes a D&O Insurance Assignment.

        1.43 "D&O Insurance Entity" shall mean any Person other than the Debtor and Reorganized Debtor including, but not limited to, any insurance company, broker, or guaranty association, that has issued or that has actual or potential liability, duties or obligations with respect to, any D&O Policies.

        1.44 "D&O Insurance Entity Injunction" shall mean the injunction described in Section 6.9 of this Plan.

        1.45 "D&O Insurance Rights" shall mean rights arising under or related to the D&O Policies.

        1.46 "D&O Policies" shall mean the insurance policies, to the extent such policies and the proceeds of such policies are property of the Debtor's estate, held by the Debtor identified in Exhibit C to this

Plan. As reflected by Exhibit C, the Cornerstone Propane Partners, L.P. insurance policies are not being channeled to the D&O Trust.

        1.47 "D&O Proceedings" shall mean any proceeding and/or claim against the Debtor or D&O Protected Party, currently existing or initiated prior to the Effective Date, which may be covered by the D&O Policies, including, but not limited to, the following:

          (a)   In re Cornerstone Propane Partners LP Securities Litigation (Case No. 03-2522 MHP), a consolidated securities class action pending in the United States District Court for the Northern District of California before the Honorable Marilyn Hall Patel;

          (b)   Mewhinney v. Cornerstone Propane, GP, Inc. (Case No. 032-01181(a), Cir. Ct of the City of St. Louis, MO), a securities class action in the city court of St. Louis, Missouri;

          (c)   McGreevey, et al. v. The Montana Power Company, et al. (Case No. CV 03-01-BU-SEH), a securities class action pending in the United States District Court for the District of Montana before the Honorable Sam E. Haddon;

          (d)   In re Touch America ERISA Litigation (Case No. CV-02-106-BU-SEH), an ERISA class action pending in the United States District Court for the District of Montana before the Honorable Sam E. Haddon;

          (e)   Securities and Exchange Commission ("SEC") Inquiry (D-02572-A) (the "SEC Inquiry"), a non-public SEC inquiry into various issues;

          (f)    the Class Action; and

          (g)   any proceeding and/or claim against any D&O Protected Party which may be covered by the D&O Policies and brought by the Netexit Debtors, or any creditor, trustee, or the Official Committee of Unsecured Creditors appointed in the Netexit Cases, at any time before or after the Effective Date, but not later than the date the Netexit Cases are closed by final decree; provided, however, that any such claim shall remain subject to the D&O Trust Channeling Injunction and the D&O Insurance Entity Injunction.

        1.48 "D&O Proceedings Final Order" shall mean the final, non-appealable order of the relevant court providing a Final Award in any D&O Proceeding or finally approving a settlement, or the final judgment of the SEC (in the case of the SEC Inquiry).

        1.49 "D&O Protected Party" shall mean the following: (i) the Debtor; (ii) Reorganized Debtor; (iii) any subsidiary and/or Affiliate of the Debtor; or (iv) any Person that, pursuant to this Plan or otherwise after the Effective Date, was a former or present director or officer of the Debtor or becomes a director or officer or indirect transferee of, or successor to, the Debtor, Reorganized Debtor or any subsidiary or Affiliate of the Debtor; provided, however, that D&O Protected Party shall exclude any individual who previously served as an officer or director of any of the TA Debtors, or their present or former predecessors, in such individual's capacity as an officer or director of such TA Debtor.

        1.50 "D&O Protected Parties Settlement Agreement" shall mean that D&O Protected Parties Settlement Agreement attached as Exhibit D to this Plan.

        1.51 "D&O Trust" shall mean the trust created pursuant to the D&O Trust Agreement and related documents.

        1.52    "D&O Trust Agreement"    shall mean that certain NorthWestern Corporation D&O Trust Agreement attached as Exhibit E to this Plan.

        1.53    "D&O Trust Assets"    shall mean the proceeds of the D&O Insurance Rights assigned to the D&O Trust pursuant to the Insurance Assignment Agreement and any interest on or appreciation of such D&O Insurance Rights or any other sums collected by the trustee of the D&O Trust to enforce such D&O Insurance Rights.

        1.54    "D&O Trust Channeling Injunction"    shall mean the injunction described in Section 10.5(d) of this Plan.

        1.55    "D&O Trust Claim Holder"    shall mean the holder of a D&O Trust Claim.

        1.56    "D&O Trust Claims"    shall mean the amount of any Final Award apportioned to an individual plaintiff in any D&O Proceeding in accordance with any court order fully and finally awarding a judgment to the plaintiffs in any D&O Proceeding and the amount of any Defense Costs.

        1.57    "D&O Trust Distribution Procedures"    or "TDP" shall mean that certain trust distribution procedures attached as Exhibit F to this Plan.

        1.58    "D&O Trust Documents"    shall mean the D&O Trust Agreement, the by-laws of the D&O Trust and the other agreements, instruments and documents governing the establishment and administration of the D&O Trust as such may be amended from time to time.

        1.59    "Debt"    shall mean liability on a Claim.

        1.60    "Debtor"    shall mean NorthWestern Corporation, as debtor and debtor-in-possession in the Chapter 11 Case.

        1.61    "Debtor Indemnified Parties"    shall mean the Persons which the Debtor is obligated to indemnify and exculpate, including its present and former officers and directors, as provided in any of: (i) the Debtor's certificate of incorporation; (ii) the Debtor's by-laws; (iii) any written agreement with the Debtor; (iv) similar documents or agreements of or with the Debtor; or (v) state or common law.

        1.62    "Defense Cost Motion"    shall mean that certain Motion for an Order (I) Authorizing Reimbursement for Defense Costs Incurred on Behalf of Itself and its Present and Former Officers and Directors (II) Authorizing Reimbursement for Defense Costs Incurred by Other Insureds, and (III) Granting Related Relief, as such motion was approved by the Court on January 14, 2004 in an Order Authorizing (I) Reimbursement for Defense Costs Incurred on behalf of itself and its Present and Former Officers and Directors, (II) Reimbursement for Defense Costs Incurred by Other Insureds and (III) Granting Related Relief, as amended by a stipulated order entered on February 17, 2004.

        1.63    "Defense Costs"    shall mean the legal fees and associated expenses (including expert fee(s)) incurred in defending the D&O Proceedings by the Debtor or any D&O Protected Party on behalf of the Debtor or any D&O Protected Party.

        1.64    "Delaware General Corporation Law"    shall mean Title 8 of the Delaware Code, as now in effect or hereafter amended.

        1.65    "DIP Financing Order"    shall mean that certain Final Order (I) Authorizing Debtor-in-Possession to Enter into Post-petition Credit Agreement and Obtain Post-petition Financing pursuant to Sections 363 and 364 of the Bankruptcy Code, (II) Granting Liens, Security Interests and Superpriority Claims, (III) Authorizing Adequate Protection Payments to Debtor's Senior Secured Debt.

        1.66    "DIP Lenders"    shall mean Bank One, N.A., as agent and lender, and the syndicate of financial institutions party to the DIP Loan Documents.

        1.67    "DIP Loan Agreement"    shall mean that certain Senior Secured, Pari Passu Debtor-in-Possession Credit Agreement, dated as of September 19, 2003 (as same has been or may be amended), among the Debtor, the lender parties thereto and Bank One, N.A., as DIP Agent.

        1.68    "DIP Loan Documents"    shall mean the DIP Loan Agreement and all other documents and instruments evidencing and/or setting forth the terms of debtor-in-possession financing arrangements in the Chapter 11 Case as approved by the DIP Financing Order.

        1.69    "Disallowed"    shall mean, with respect to any Claim or Interest or portion thereof, any Claim against or Interest in the Debtor which: (a) has been disallowed, in whole or part, by a Final Order of the Bankruptcy Court; (b) has been withdrawn by agreement of the Debtor and the holder thereof, in whole or in part; (c) has been withdrawn, in whole or in part, by the holder thereof; (d) if listed in the Schedules as zero or as Disputed, contingent or unliquidated and in respect of which a proof of claim has not been timely filed or deemed timely filed pursuant to this Plan, the Bankruptcy Code or any Final Order of the Bankruptcy Court or other applicable bankruptcy law; (e) has been reclassified, expunged, subordinated or estimated to the extent that such reclassification, expungement, subordination or estimation results in a reduction in the filed amount of any proof of claim or proof of interest; or (f) is evidenced by a proof of claim or a proof of interest which has been filed, or which has been deemed to be filed under applicable law or order of the Bankruptcy Court or which is required to be filed by order of the Bankruptcy Court but as to which such proof of claim or proof of interest was not timely or properly filed. In each case a Disallowed Claim or a Disallowed Interest is disallowed only to the extent of disallowance, withdrawal, reclassification, expungement, subordination or estimation.

        1.70    "Disallowed Claim"    shall mean a Claim, or any portion thereof, that is Disallowed.

        1.71    "Disbursing Agent"    shall mean Reorganized Debtor or such other Person to be identified by Reorganized Debtor at or prior to the Confirmation Hearing, which shall (i) make the distributions to be made pursuant to and in accordance with the terms of this Plan, the Confirmation Order or any other relevant Final Order of the Bankruptcy Court, and (ii) perform any other act or task that is or may be delegated to the Disbursing Agent under this Plan.

        1.72    "Disclosure Statement"    shall mean the disclosure statement relating to this Plan in the form approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code and all exhibits and schedules thereto.

        1.73    "Disputed"    shall mean, with respect to Claims or Equity Interests, any such Claim or Equity Interest: (a) that is listed in the Schedules as unliquidated, disputed or contingent for which no proof of claim has been timely filed; (b) as to which the Debtor or any other party-in-interest has interposed a timely objection or request for estimation, or have sought to equitably subordinate or otherwise limit recovery in accordance with the Bankruptcy Code and the Bankruptcy Rules, or which is otherwise disputed by the Debtor in accordance with applicable law, which objection, request for estimation, action to limit recovery or dispute has not been withdrawn or determined by Final Order; (c) which is a contingent Claim; or (d) which has not been Allowed.

        1.74    "Disputed Claims Reserve"    shall mean the reserve established pursuant to Section 7.5 of this Plan.

        1.75    "Disputed Policies"    shall have the meaning set forth on Exhibit C to this Plan.

        1.76    "Distribution"    shall mean the distribution in accordance with this Plan of Cash or other property, as the case may be.

        1.77    "Distribution Address"    shall mean the last known address of a Creditor, whether derived from the Schedules, a proof of claim filed with the Bankruptcy Court or other written notification of the Debtor as to where a Distribution under this Plan is to be sent.

        1.78    "Distribution Date"    shall mean any date that is: (a) the Initial Distribution Date; (b) any Subsequent Distribution Date; or (c) the Final Distribution Date.

        1.79    "District Court"    shall mean the United States District Court for the District of South Dakota.

        1.80    "Effective Date"    shall mean a Business Day on or after the Confirmation Date specified by the Debtor on which all conditions precedent to the occurrence of the Effective Date set forth in Section 11.2 of this Plan have been satisfied or waived pursuant to Section 11.3 of this Plan.

        1.81    "Environmental Claims"    shall mean all Claims against the Debtor, including, but not limited to, the Claims listed on Attachments 17(a), (b), and (c) of the Debtor's Statement of Financial Affairs, as may be amended from time to time, arising from (i) any accusation, allegation, notice of violation, action, claim, environmental Lien, demand, abatement or other order, restriction or direction (conditional or otherwise) by any governmental entity or other Person for personal injury (including, but not limited to, sickness, disease or death), tangible or intangible property damage, punitive damages, damage to the environment, nuisance, pollution, contamination or other adverse effect on the environment or costs (to the extent recoverable under applicable non-bankruptcy law) of any governmental entity related thereto, in each case resulting from or based upon (a) the existence, or the continuation of the existence, of a release of (including, but not limited to, sudden or non-sudden accidental or non-accidental releases), or exposure to, any hazardous or deleterious material, substance, waste, pollutant or contaminant, odor or audible noise in, into or onto the environment (including, but not limited to, the air, soil, surface water or groundwater) at, in, by, from or related to any property (including any vessels or facilities of the Debtor) presently or formerly owned, operated or leased by the Debtor, or one of its non-debtor subsidiaries, to the extent the Debtor may have liability on behalf of such subsidiary, or any activities or operations thereof, (b) the transportation, storage, treatment or disposal of any hazardous or deleterious material, substance, waste, pollutant or contaminant in connection with any property (including any vessels or facilities of the Debtor) presently or formerly owned, operated or leased by the Debtor, or one of its non-debtor subsidiaries, to the extent the Debtor may have liability on behalf of such subsidiary, its operation or facilities, or (c) the violation or alleged violation, of any environmental law, order or environmental permit or license of or from any governmental entity relating to environmental matters connected with any property (including any vessels or facilities of the Debtor) presently or formerly owned, operated or leased by the Debtor or one of its non-debtor subsidiaries, to the extent the Debtor may have liability on behalf of such subsidiary (including, without limitation, any FERC license pertaining to any environmental matter); and (ii) any claim for indemnification or contribution (whether based on contract, statute or common law) against the Debtor by any third party, where such indemnification or contribution claim of such third party is based on a claim against such third party that if asserted directly against the Debtor would be a claim included within the immediately preceding clause (i); provided, however, that Environmental Claims shall not include any Claims (other than the Claims of Atlantic Richfield Company addressed in the Milltown Settlement) fully settled, liquidated or determined by a final order of an appropriate court or a binding award, agreement or settlement, which has become fully effective on the terms of such final order, binding award, agreement or settlement, prior to the Petition Date for amounts payable by the Debtor for damages or other obligations in a fixed dollar amount payable in a lump sum or by a series of payments.

        1.82    "Equity Interests"    or "Interests"    shall mean: (a) a share in the capital stock of the Debtor, whether or not transferable or denominated "stock" or a similar security; or (b) an option, a warrant, or a right, other than a right to convert, to purchase, sell, or subscribe to a share, security, or interest of a kind specified in subparagraph (a) of this paragraph, whether vested or unvested, exercised or outstanding.

        1.83    "Estate"    shall mean the estate created in the Chapter 11 Case pursuant to Section 541 of the Bankruptcy Code.

        1.84    "Exculpated Parties"    shall have the meaning set forth in Section 10.1 of this Plan.

        1.85    "FERC"    shall mean the Federal Energy Regulatory Commission.

        1.86    "FIFO"    shall mean first-in-first-out.

        1.87    "Final Approval"    shall mean the date on which all of the following events have occurred: (a) entry of judgment by the District Court in the Class Action, including a bar order, approving the Stipulation of Settlement and dismissing the Class Action as against all defendants in the Class Action with prejudice and without cost to any party, that has become final and no longer subject to further appeal or review, whether by exhaustion of any possible appeal, lapse of time, or otherwise; (b) an order of the Bankruptcy Court in the Chapter 11 Case approving the Stipulation of Settlement pursuant to the terms of any executed memorandum of understanding and that has become final and no longer subject to further appeal or review, whether by exhaustion of any possible appeal, lapse of time, or otherwise; and (c) an order in the Chapter 11 Case confirming a plan of reorganization for the Debtor that has become final and no longer subject to further appeal or review, whether by exhaustion of any possible appeal, lapse of time, or otherwise.

        1.88    "Final Distribution Date"    shall mean the date established by the Debtor pursuant to which all Distributions shall have been made.

        1.89    "Final Order"    shall mean an order, ruling or judgment of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending, or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtor or, on and after the Effective Date, Reorganized Debtor or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not cause such order not to be a Final Order.

        1.90    "Gas Transition Bond"    shall mean any outstanding bonds issued in accordance with, or related to, inter alia, the (i) Indenture between MPC Natural Gas Funding Trust, as Issuer, and U.S. Bank National Association, as Trustee, dated as of December 22, 1998; (ii) MPC Natural Gas Funding Trust Trust Agreement among Patrick Corcoran and Ellen Senechal, as Beneficiary Trustees, Wilmington Trust Company, as Issuer Trustee, Delaware Trustee and Independent Trustee, and The Montana Power Company, as Grantor and Owner, dated as of December 11, 1998; (iii) Transition Property Purchase and Sale Agreement between MPC Natural Gas Funding Trust, as Issuer, and The Montana Power Company, as Seller, dated as of December 22, 1998; and (iv) Transition Property Servicing Agreement between MPC Natural Gas Funding Trust, as Issuer, and The Montana Power Company, as Servicer, dated as of December 22, 1998.

        1.91    "Gas Transition Bond Claims"    shall mean an Allowed Claim by the holder of a Gas Transition Bond.

        1.92    "Gas Transition Bond Obligations"    shall mean any obligations under any of the following, and related documents: (i) Indenture between MPC Natural Gas Funding Trust, as Issuer, and U.S. Bank National Association, as Trustee, dated as of December 22, 1998; (ii) MPC Natural Gas Funding Trust Trust Agreement among Patrick Corcoran and Ellen Senechal, as Beneficiary Trustees,

Wilmington Trust Company, as Issuer Trustee, Delaware Trustee and Independent Trustee, and The Montana Power Company, as Grantor and Owner, dated as of December 11, 1998; (iii) Transition Property Purchase and Sale Agreement between MPC Natural Gas Funding Trust, as Issuer, and The Montana Power Company, as Seller, dated as of December 22, 1998; and (iv) Transition Property Servicing Agreement between MPC Natural Gas Funding Trust, as Issuer, and The Montana Power Company, as Servicer, dated as of December 22, 1998.

        1.93    "Gas Transition Indenture"    shall mean the Indenture between MPC Natural Gas Funding Trust, as Issuer, and U.S. Bank National Association, as Trustee, dated as of December 22, 1998.

        1.94    "General Released Parties"    shall have the meaning set forth in Section 10.2 of the Plan.

        1.95    "General Unsecured Claim"    shall mean any Claim that is not a Administrative Claim, Fee Claim, Priority Tax Claim, Priority Claim, Unsecured Priority Claim, Bank One DIP Financing Claim, CSFB Financing Claim, Secured Claim, Unsecured Note Claim, Unsecured Subordinated Note Claim, Unsecured Convenience Claim, D&O Trust Claim, Other Equity Interest, Securities Claim, Opt-Out Securities Claim or Environmental Claim, but shall specifically include an Allowed QF Claim.

        1.96    "Harbert"    shall mean Harbert Management Corporation on behalf of itself and Harbert Distressed Investment Master Fund, Ltd. and Alpha Sub Fund VI, LLC.

        1.97    "Indemnification Claims"    shall mean all obligations relating to contribution, indemnification and exculpation by the Debtor Indemnified Parties as provided in any of: (i) the Debtor's certificate of incorporation as in effect prior to or as of the Confirmation Date; (ii) the Debtor's by-laws as in effect prior to or as of the Confirmation Date; (iii) any written agreement with the Debtor; (iv) similar documents or agreements of or with the Debtor as in effect prior to or as of the Confirmation Date; or (v) the result of the application of state or common law.

        1.98    "Indenture Trustee Charging Lien"    shall mean any Lien or other priority in payment or right available to an Indenture Trustee pursuant to an Unsecured Note Indenture, an Unsecured Subordinated Note Indenture, the South Dakota Pollution Control Indentures, the Montana Pollution Control indentures the Montana Indenture, the South Dakota Indenture, or the Gas Transition Indenture or otherwise available to an Indenture Trustee under applicable law, for the payment of reasonable fees, costs and expenses, including, without limitation, the reasonable fees and expenses of an Indenture Trustee's professional.

        1.99    "Indentures"    shall mean the Unsecured Note Indentures, the Unsecured Subordinated Note Indentures, the South Dakota Pollution Control Indentures, the Montana Pollution Control Indentures, the Montana Indenture, the South Dakota Indenture, and the Gas Transition Indenture.

        1.100    "Indenture Trustees"    shall mean the Unsecured Notes Trustee, the Unsecured Subordinated Notes Trustees, and the trustees under the South Dakota Pollution Control Indentures, the Montana Pollution Control Indentures, the Montana Indenture, South Dakota Indenture, and the Gas Transition Indenture.

        1.101    "Indenture Trustees' Fees and Expenses"    means the reasonable compensation, fees, costs, expenses and indemnity claims (including, without limitation, reasonable legal fees, costs and expenses) incurred by any of the Indenture Trustees, whether prior to or after the Petition Date.

        1.102    "Initial Distribution Date"    shall mean, with respect to Allowed Claims in Class 10, the first Business Day which is twenty (20) days (or such longer period not to exceed sixty (60) days as may be reasonably determined by Reorganized Debtor) after the Effective Date.

        1.103    "Injunction Default"    shall mean a default under the D&O Trust Channeling Injunction.

        1.104    "Insider"    shall have the meaning set forth in Section 101(31) of the Bankruptcy Code.

        1.105    "Insurance Assignment Agreement"    shall mean that certain insurance assignment and funding agreement attached as Exhibit B to this Plan.

        1.106    "Insured Claim"    shall mean any claim arising from an incident or occurrence that is covered under any applicable insurance policy.

        1.107    "Investment Grade"    shall mean, when used in respect of a security, that such security has been rated higher than Ba1 and BB+ by Moody's Investors Service, Inc. and Standard & Poor's Rating Group, respectively.

        1.108    "Landlord Priority Claim"    shall mean a Claim held by a landlord or Person that leased non-residential property to the Debtor, that is entitled to priority under Section 507 of the Bankruptcy Code.

        1.109    "Lien"    shall have the meaning set forth in Section 101(37) of the Bankruptcy Code; except that a lien that has been avoided in accordance with Sections 544, 545, 546, 547, 548 or 549 of the Bankruptcy Code shall not constitute a lien.

        1.110    "McGreevey Litigation"    shall mean that certain litigation styled as McGreevey, et al. v. The Montana Power Company, et al. (Case No. CV 03-01-BU-SEH), a securities class action pending in the United States District Court for the District of Montana before the Honorable Sam E. Haddon.

        1.111    "MPSC"    shall mean The Montana Department of Public Service Regulation, Montana Public Service Commission, or any successor agency.

        1.112    "Milltown Settlement"    shall mean that certain settlement agreement among the Debtor, Clark Fork and Blackfoot, LLC and Atlantic Richfield Company.

        1.113    "Milltown Stipulation"    shall meant that certain stipulation among the Debtor, Clark Fork and Blackfoot, LLC, Atlantic Richfield Company, the United States, the State of Montana and the Confederated Salish and Kootenai Tribes.

        1.114    "Montana Consumer Counsel"    shall mean the State of Montana Consumer Counsel or any successor thereto.

        1.115    "Montana Indenture"    shall mean the First Mortgage and Deed of Trust, dated as of October 1, 1945, between the Montana Power Company, as issuer, and Guaranty Trust Company of New York and Arthur E. Burke, as trustees, and any supplements thereto.

        1.116    "Montana First Mortgage Bond Claims"    shall mean an Allowed Claim by the holder of a Montana First Mortgage Bond.

        1.117    "Montana First Mortgage Bonds"    shall mean any outstanding bonds issued under the Montana Indenture other than any CSFB Facility Montana First Mortgage Bonds or any Montana Pollution Control Bonds, specifically any of the following:

        First Mortgage Bonds, 7% Series due 2005;

        First Mortgage Bonds, 7.30% Series due 2006;

        First Mortgage Bonds, 8 1/4% Series due 2007;

        First Mortgage Bonds, 8.95% Series due 2022;

        First Mortgage Bonds, 6.125% Series due 2003;

        First Mortgage Bonds, 5.70% due 2003;

        Secured Medium-Term Notes due 2008; and

        CSFB Facility Montana First Mortgage Bonds.

        1.118    "Montana Pollution Control Bonds"    shall mean, collectively, the Montana Pollution Control Bond Obligations and any outstanding bonds issued under the Montana Indenture of either of the following two series:

        First Mortgage Bonds, 6 1/8% Series due 2023; and

        First Mortgage Bonds, 5.90% Series due 2023.

        1.119    "Montana Pollution Control Bond Obligations"    shall mean any and all obligations under any of the following agreements and indentures:

  Indenture of Trust dated as of December 1, 1993 between City of Forsyth, Rosebud County and the First National Bank of Chicago related to the $80,000,000 Pollution Control Revenue Refunding Bonds, Series 1993B;

  Loan Agreement dated as of December 1, 1993 between City of Forsyth, Rosebud County and the Montana Power Company, related to the $80,000,000 Pollution Control Revenue Refunding Bonds, Series 1993B

  Indenture of Trust dated as of December 1, 1993 between City of Forsyth, Rosebud County and the relevant indenture trustee related to the $90,205,000 Pollution Control Revenue Refunding Bonds, Series 1993A; and

  Loan Agreement dated as of December 1, 1993 between City of Forsyth, Rosebud County and the Montana Power Company, related to the $90,205,000 Pollution Control Revenue Refunding Bonds, Series 1993A.

        1.120    "Montana Pollution Control Bond Claims"    shall mean an Allowed Claim by the holders of a Montana Pollution Control Bond.

  The "Montana Pollution Control Indentures" means the following indentures:

  The Indenture of Trust dated as of December 1, 1993 between City of Forsyth, Rosebud County, and the First National Bank of Chicago related to the $80,000,000 Pollution Control Revenue Refunding Bonds, Series 1993B;

  The Indenture of Trust dated as of December 1, 1993 and between City of Forsyth, Rosebud County and the relevant indenture trustee related to the $90,205,000 Pollution Control Revenue Refunding Bonds, Series 1993A

        1.121    "Montana Public Utilities Law"    means Title 69 of the Montana Code Annotated, Title 38 of the Administrative Rules of Montana, or any rules or regulations promulgated thereunder, as the same may be amended or modified from time to time.

        1.122    "Netexit Cases"    shall mean those jointly administered chapter 11 cases of the Netexit Debtors, captioned In re Netexit, Inc., et al, Case No. 04-11321 (CGC).

        1.123    "Netexit Debtors"    shall mean Netexit Inc., ATS Financial Services, Inc., Netexit of California Construction, Inc., Netexit of California, Inc., Netexit of Indiana, Inc., Netexit of Indiana, LLC, Netexit of North America, LLC, Netexit of Tennessee, Inc., Netexit of Pacific Northwest, Inc., Netexit of Oklahoma, Inc., Netexit of New York, Inc., Netexit of Mississippi, Inc., Netexit of Hawaii, Inc., and Eagle a Netexit Company Inc., as debtors and debtors-in-possession in the Netexit Cases.

        1.124    "New Board"    shall have the meaning set forth in Section 9.1 hereof.

        1.125    "New Common Stock"    shall mean the shares of authorized common stock of Reorganized Debtor issued pursuant to this Plan.

        1.126    "New Incentive Plan"    shall mean the incentive plans to be established by the New Board. Such plans may, at the sole discretion of the New Board, provide for the granting of options for or the outright issuance of up to 2,265,957 additional shares of New Common Stock (inclusive of any shares of New Common Stock issued as Special Recognition Grants). Any stock, warrants or options issued in connection with the New Incentive Plan when issued or fully exercised shall dilute New Common Stock issued by the Reorganized Debtor to the holders of Allowed Claims in Class 7, Class 8 and Class 9.

        1.127    "NPSC"    shall mean the Nebraska Public Service Commission, or any successor thereto.

        1.128    "Officers and Directors"    shall mean (i) with respect to the Debtor, Reorganized Debtor and their Affiliates all of the officers and directors of such entities, in each case, as determined commencing with the Petition Date and (ii) with respect to all other entities, all present and former officers and directors of such entities.

        1.129    "Opt-Out Election"    has the meaning set forth in Section 4.14 hereof.

        1.130    "Opt-Out Form"    means a form approved by the District Court for submission by a holder of a Securities Claim to evidence its exercise of the Opt-Out Election.

        1.131    "Opt-Out Securities Claim"    means a Securities Claim the holder of which has exercised the Opt-Out Election in compliance with the requirements of the Class Action Settlement Documents.

        1.132    "Option 1"    has the meaning set forth in Section 4.8(b)(ii) hereof.

        1.133    "Option 2"    has the meaning set forth in Section 4.8(b)(ii) hereof.

        1.134    "Other Secured Claims"    shall mean any Secured Claim, exclusive of Priority Claims, Bank One DIP Financing Claims, CSFB Financing Claims and Secured Bondholder Claims.

        1.135    "Person"    shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, estate, trust, unincorporated association or organization, governmental agency or political subdivision thereof, or other entity.

        1.136    "Petition Date"    shall mean September 14, 2003, the date on which the Debtor filed its voluntary Chapter 11 petition with the Bankruptcy Court pursuant to the Bankruptcy Code.

        1.137    "Plan"    shall mean this Chapter 11 plan of reorganization, including, without limitation, all exhibits, supplements, appendices and schedules hereto, either in its present form or as the same may be altered, amended or modified from time to time in accordance with the terms hereof or as approved by the Bankruptcy Court.

        1.138    "Plan Committee"    shall have the meaning set forth in Section 7.9 hereof.

        1.139    "Plan Committee By-Laws"    shall mean the by-laws of the Plan Committee, which shall be filed with the Bankruptcy Court on or prior to five (5) business days prior to the commencement date of the Confirmation Hearing, or such other date as the Bankruptcy Court may establish.

        1.140    "Plan Documents"    shall mean the Plan, the Disclosure Statement, all exhibits and schedules attached to the Plan and to the Disclosure Statement, including the D&O Protected Parties Settlement Agreement (including all exhibits, schedules and documents referred to therein or attached thereto or to be entered into thereunder), the D&O Trust Agreement, the TDP, the Insurance Assignment Agreement, the Warrant Agreement and the Registration Rights Agreement.

        1.141    "Plan Supplement"    shall mean those documents which may be filed pursuant to Section 14.6 hereof.

        1.142    "PPL Montana"    shall have the meaning set forth in Section 10.5(b) hereof.

        1.143    "Priority Claims"    shall mean any and all Claims (or portions thereof), if any, entitled to priority under Sections 503(b) and 507(a) of the Bankruptcy Code other than Priority Tax Claims and Administrative Claims.

        1.144    "Priority Tax Claim"    shall mean any Claim of a governmental unit entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

        1.145    "Pro Rata Share"    shall mean a proportionate share, so that the ratio of the consideration distributed on account of an Allowed Claim in a Class to the amount of such Allowed Claim is the same as the ratio of the amount of the consideration distributed on account of all Allowed Claims in such Class to the amount of all Allowed Claims in such Class.

        1.146    "Professional Fees"    shall mean the reasonable fees and expenses of Professionals.

        1.147    "Professionals"    shall mean those Persons (a) employed by the Debtor or the Creditors' Committee pursuant to an order of the Bankruptcy Court in accordance with Sections 327 or 1103 of the Bankruptcy Code and to be compensated for services pursuant to Sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to Section 503(b)(4) of the Bankruptcy Code.

        1.148    "QF Claim"    shall mean any Claims related to the qualifying facilities operating pursuant to the Public Utility Regulatory Policies Act of 1978, 16 U.S.C. § 2601, P.L. 95-617 and related regulations and include the following:

        (a)   Cogeneration and Small Power Production Long-Term Power Purchase Agreement dated November 14, 1984 (Barney Creek);

        (b)   Cogeneration and Small Power Production Power Purchase Agreement dated March 1, 1991 (BGI);

        (c)   Cogeneration and Small Power Production Long-Term Power Purchase Agreement dated October 30, 1987 (Broadwater Dam);

        (d)   Cogeneration and Small Power Production Long-Term Power Purchase Agreement dated October 1, 1984 (Cascade Creek);

        (e)   Cogeneration and Small Power Production Long-Term Power Purchase Agreement dated November 26, 1984 (Jenni Hydro);

        (f)    Cogeneration and Small Power Production Long-Term Power Purchase Agreement dated October 15, 1984 (Montana One-Colstrip);

        (g)   Power Purchase Agreement dated April 1, 1998 (Mission Creek);

        (h)   Power Purchase Agreement dated January 1, 1998 (Montana Marginal Energy);

        (i)    Cogeneration and Small Power Production Long-Term Power Purchase Agreement dated November 15, 1984 (Pine Creek);

        (j)    Cogeneration and Small Power Production Long-Term Power Purchase Agreement dated July 1, 1984 (Pony Generating Station);

        (k)   Power Purchase Agreement dated July 24, 1996 (Ross Creek Hydro);

        (l)    Cogeneration and Small Power Production Long-Term Power Purchase Agreement dated November 16, 1984 (Wisconsin Creek);

        (m)  Cogeneration and Small Power Production Long-Term Power Purchase Agreement dated November 15, 1984 (Strawberry Creek); and

        (n)   Cogeneration and Small Power Production Long-Term Power Purchase Agreement dated October 31, 1984 (South Dry Creek).

        1.149    "QSF"    shall mean a "qualified settlement fund" within the meaning of Section 1.468B-1(c) of the Treasury Regulations promulgated under Section 468B of the Internal Revenue Code of 1986, as amended from time to time.

        1.150    "QUIPS"    shall mean any outstanding 8.45% Cumulative Quarterly Income Preferred Securities, Series A, issued by Montana Power Capital I, a Delaware statutory business trust.

        1.151    "QUIPS Claims"    shall mean an Allowed Claim by the holder of a QUIPS Note.

        1.152    "QUIPS Indenture"    shall mean the Indenture, dated as of November 1, 1996, between The Montana Power Company, as issuer, and The Bank of New York, as trustee, as amended or supplemented from time to time.

        1.153    "QUIPS Litigation"    shall mean that certain adversary proceeding filed in the Chapter 11 Case against the Debtor by Magten Asset Management Corporation and Law Debenture Company of New York, in its capacity as indenture trustee, identified as Adversary Proceeding No. 04-53324 (CGC).

        1.154    "QUIPS Notes"    shall mean any outstanding 8.45% Junior Subordinated Debentures of the Montana Power Company due 2036, issued under the QUIPS Indenture.

        1.155    "Record Date"    shall mean the date established in the Confirmation Order for determining the identity of holders of Allowed Claims entitled to Distributions under this Plan. If no Record Date is established in the Confirmation Order, then the Record Date shall be the Confirmation Date.

        1.156    "Registration Rights Agreement"    shall mean that certain registration rights agreement with certain entities providing for the registration of the New Common Stock, including New Common Stock issuable pursuant to the Warrants.

        1.157    "Reinstated"    or "Reinstatement" shall mean: (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the holder of such Claim so as to leave such Claim Unimpaired in accordance with Section 1124 of the Bankruptcy Code; or (b) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, (ii) reinstating the maturity of such Claim as such maturity existed before such default, (iii) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law, and (iv) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitled the holder of such Claim. Anything to the contrary notwithstanding, the South Dakota First Mortgage Bond Claims, the Montana First Mortgage Bond Claims, the CSFB Facility Montana First Mortgage Bonds, the CSFB Facility South Dakota First Mortgage Bonds, South Dakota Pollution Control Bond Claims, the Gas Transition Bond Obligations and the Montana Pollution Control Bond Claims, and the documents evidencing same, shall remain in full force and effect and not be cancelled, and the Debtor's obligations thereunder, and the obligations of the MPC Natural Gas Funding Trust, shall not be discharged pursuant to the terms of this Plan or otherwise, and the Debtor shall cause and require the MPC Natural Gas Funding Trust to act in accordance therewith.

        1.158    "Released Parties"    shall mean the Debtor, Reorganized Debtor, Officers and Directors, or any of their former or present employees (excluding persons whose service as Officers or Directors of the Debtor or any Affiliate thereof terminated prior to the Petition Date), advisors, attorneys, financial advisors, accountants and other professionals in their capacities as such, and each of their representatives and agents (including any professionals retained by such persons or entities).

        1.159    "Reorganized Debtor"    shall mean the Debtor after the Effective Date.

        1.160    "Reorganized Debtor Charter"    shall mean the certificate of incorporation of Reorganized Debtor attached as Exhibit A to this Plan.

        1.161    "Retiree Benefits"    shall mean payments to any Person for the purpose of providing or reimbursing payments for retired employees of the Debtor and of any other entities as to which the Debtor is obligated to provide retiree benefits and the eligible spouses and eligible dependents of such retired employees, for medical, surgical, or hospital care benefits, or in the event of death of a retiree under any plan, fund or program (through the purchase of insurance or otherwise) maintained or established by the Debtor prior to the Petition Date, as such plan, fund or program was then in effect or as heretofore or hereafter amended.

        1.162    "SEC"    shall have the meaning set forth in Section 1.46, D&O Proceedings definition, supra.

        1.163   "SEC Inquiry" shall have the meaning set forth in Section 1.46, D&O Proceedings definition, supra.

        1.164   "Securities Claims" means any Claim or claim asserted in, arising under or related to the Class Action other than any Claim asserted therein on behalf of any Person that is a defendant in the Class Action and other than any Claim asserted therein on behalf of any Person whose liability in respect of the subject matter of the Class Action will be released pursuant to the Class Action Settlement Documents.

        1.165   "Schedules" shall mean, collectively, the schedules of assets and liabilities, the list of holders of interests and the statements of financial affairs filed by the Debtor under Section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as such schedules, lists and statements have been or may be supplemented or amended from time to time.

        1.166   "SDPUC" shall mean the South Dakota Public Utilities Commission, or any successor thereto.

        1.167   "Secured Bondholder Claims" shall mean an Allowed Claim by the holder of any Secured Bond.

        1.168   "Secured Bonds" shall mean any and all of the Gas Transition Bonds, the South Dakota First Mortgage Bonds, the Montana First Mortgage Bonds, CSFB Facility Montana First Mortgage Bonds, CSFB Facility South Dakota First Mortgage Bonds, the Montana Pollution Control Bonds, or the South Dakota Pollution Control Bonds.

        1.169   "Secured Claim" shall mean any Claim which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with Section 506(a) of the Bankruptcy Code, or in the event that such Claim is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of such setoff.

        1.170   "Setoff" shall mean any right of a Creditor to offset a mutual debt owing by such Creditor and any right of the Debtor to offset a mutual debt owing by such Debtor to a Creditor against a Claim of the Debtor, including, without limitation, such rights under Section 553 of the Bankruptcy Code.

        1.171   "South Dakota First Mortgage Bond Claims" shall mean an Allowed Claim by the holder of a South Dakota Mortgage Bond.

        1.172   "South Dakota First Mortgage Bonds" shall mean any outstanding bonds issued under the South Dakota Indenture other than any CSFB Facility South Dakota First Mortgage Bonds, specifically any of the following:

    First Mortgage Bonds, 7% Series due 2023; and

    New Mortgage Bonds, 7.10% Series due 2005.

        1.173   "South Dakota Indenture" shall mean the General Mortgage Indenture and Deed of Trust, dated as of August 1, 1993, between Northwestern Public Service Company, as issuer, and The Chase Manhattan Bank, as trustee, and any supplements thereto.

        1.174   "South Dakota Pollution Control Bonds" shall mean any outstanding bonds issued under the South Dakota Pollution Control Indentures.

        1.175   "South Dakota Pollution Control Bond Claims" shall mean an Allowed Claim by the holder of a South Dakota Pollution Control Bond.

        1.176   "South Dakota Pollution Control Bond Obligations" shall mean any obligations under any of the following agreements or indentures:

    Sale Agreement, dated as of June 1, 1993, between Mercer County, North Dakota and Northwestern Public Service Company, relating to $7,550,000 Pollution Control Refunding Revenue Bonds Series 1993;

    Indenture and Security Agreement, dated as of June 1, 1993, from Northwestern Public Service to Mercer County, North Dakota, relating to $7,550,000 Pollution Control Refunding Revenue Bonds Series 1993;

    Loan Agreement, dated as of June 1, 1993, between Grant County, South Dakota and Northwestern Public Service Company, relating to $6,400,000 Pollution Control Refunding Revenue Bonds Series 1993A;

    Indenture and Security Agreement, dated as of June 1, 1993, from Northwestern Public Service to Grant County, South Dakota, relating to $6,400,000 Pollution Control Refunding Revenue Bonds Series 1993A;

    Loan Agreement, dated as of June 1, 1993, between Grant County, South Dakota and Northwestern Public Service Company, relating to $3,400,000 Pollution Control Refunding Revenue Bonds Series 1993B;

    Indenture and Security Agreement, dated as of June 1, 1993, from Northwestern Public Service to Grant County, South Dakota, relating to $3,400,000 Pollution Control Refunding Revenue Bonds Series 1993B;

    Loan Agreement, dated as of June 1, 1993, between City of Salix, Iowa and Northwestern Public Service Company, relating to $4,000,000 Pollution Control Refunding Revenue Bonds Series 1993; and

    Indenture and Security Agreement, dated as of June 1, 1993, from Northwestern Public Service to City of Salix, Iowa, relating to $4,000,000 Pollution Control Refunding Revenue Bonds Series 1993.

        1.177   "South Dakota Pollution Control Indentures" means the following indentures:

    Indenture of Trust, dated as of June 1, 1993, between Grant County, South Dakota, as issuer, and Wells Fargo Bank Minnesota, National Association, as trustee (Series A);

    Indenture of Trust, dated as of June 1, 1993, between Grant County, South Dakota, as issuer, and Wells Fargo Bank Minnesota, National Association, as trustee (Series B);

    Indenture of Trust, dated as of June 1, 1993, between Mercer County, North Dakota, as issuer, and Wells Fargo Bank Minnesota, National Association, as trustee; and

    Indenture of Trust, dated as of June 1, 1993, between the City of Salix, Iowa, as issuer, and Wells Fargo Bank Minnesota, National Association, as trustee.

        1.178   "South Dakota Public Utilities Law" means the provisions of Chapter 49-34A of the South Dakota Codified Laws, and any rules and regulations promulgated in connection therewith, and as the same may be amended or modified from time to time, including any order previously issued by the South Dakota Public Utilities Commission.

        1.179   "Special Recognition Grants" shall have the meaning set forth in Section 9.3(b) hereof.

        1.180   "Stipulation of Settlement" shall mean that certain stipulation of settlement to be entered in the Class Action.

        1.181   "Subordinated Claim" shall mean any Claim: (a) payment of which is subordinated in right of treatment or payment to other Claims under an agreement enforceable under applicable non-bankruptcy law, but only to the extent provided in such agreement; (b) for reimbursement or contribution of a Person that is liable with the Debtor on another Creditor's Allowed Claim unless and until such Claim is paid in full; or (c) subordinated in right of treatment or payment pursuant to Sections 509(c) or 510 of the Bankruptcy Code.

        1.182   "Subsequent Distribution Date" shall mean each six (6) month anniversary of the Effective Date.

        1.183   "Surplus Distributions" shall mean the Distributions created pursuant to Section 7.7 of this Plan.

        1.184   "TAC" shall mean the Trust Advisory Committee established pursuant to Article 5 of the D&O Trust Agreement.

        1.185   "TA Debtors" shall mean the debtors and debtors-in-possession in the jointly administered bankruptcy cases of Touch America Holdings, Inc, et al.

        1.186   "TDP" or "D&O Trust Distribution Procedures" shall mean that certain trust distribution procedures attached as Exhibit F to this Plan.

        1.187   "Tax Claim" shall mean an Allowed Claim for an amount entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

        1.188   "TOPrS Indenture" shall mean the Subordinated Debt Securities Indenture, dated as of August 1, 1995, between Northwestern Public Service Company, as issuer, and The Chase Manhattan Bank, as trustee, as amended or supplemented from time to time.

        1.189   "TOPrS Notes" shall mean any outstanding Subordinated Debentures issued pursuant to the TOPrS Indenture, specifically any of the following:

    8.125% Junior Subordinated Deferrable Interest Debentures due 2025, issued pursuant to a First Supplemental Indenture, dated as of August 1, 1995;

    7.20% Junior Subordinated Deferrable Interest Debentures due 2038, issued pursuant to a Second Supplemental Indenture, dated as of November 15, 1995;

    8.25% Junior Subordinated Deferrable Interest Debentures due 2031, issued pursuant to a Third Supplemental Indenture, dated as of December 21, 2001; and

    8.10% Junior Subordinated Deferrable Interest Debentures due 2032, issued pursuant to a Fourth Supplemental Indenture, dated as of January 31, 2002.

        1.190   "Tort Claim" shall mean any Claim relating to personal injury, property damage or products liability or other similar Claim asserted against the Debtor, its subsidiaries and/or Affiliates that has not been compromised and settled or otherwise resolved. Tort Claims include Claims arising from or related to products or services provided by the Debtor, its subsidiaries and/or Affiliates or their predecessors prior to the Petition Date regardless of when the accident or injury occurs.

        1.191   "Trust Expenses" shall mean the expenses incurred by the D&O Trust as contemplated by the D&O Trust Agreement.

        1.192   "Trust Originated Preferred Securities (TOPrS) Claims" shall mean an Allowed Claim by the holder of a TOPrS Note.

        1.193   "Trustee" shall mean any Person appointed by the Bankruptcy Court pursuant to Section 6.2 of this Plan and pursuant to the D&O Trust Agreement.

        1.194   "Unclaimed Property" shall mean any Distribution of Cash or any other property made to the holder of an Allowed Claim pursuant to this Plan that: (a) is returned to Reorganized Debtor as undeliverable and no appropriate forwarding address is received within the later of (x) one (1) year after the Effective Date and (y) one (1) year after Distribution is made to such holder; or (b) in the case of a Distribution made in the form of a check, is not negotiated and no request for reissuance is made by the holder of such Allowed Claim.

        1.195   "Unsecured Claim" shall mean a Claim for which no property of any kind of the Debtor's Estate serves as security or Collateral other than Claims with respect to Unsecured Note Claims, Trust Originated Preferred Securities (TOPrS) Claims and QUIPS Claims.

        1.196   "Unsecured Insider Claims" shall mean Unsecured Claims held by Insiders.

        1.197   "Unsecured Note Claims" shall mean an Allowed Claim by the holder of an Unsecured Note.

        1.198   "Unsecured Note Indentures" shall mean:

          (a)     the Indenture, dated as of November 1, 1998, between the Debtor, as issuer, and The Chase Manhattan Bank, as trustee, and any supplements thereto (the "1998 Indenture"); and

          (b)     the Indenture, dated as of December 1, 1989, between The Montana Power Company, as issuer, and Citibank, N.A., as trustee, and any supplements thereto (the "1989 Indenture").

        1.199   "Unsecured Note Trustee" shall mean HSBC Bank USA, or any successor thereto (whether under the 1998 Indenture or the 1989 Indenture), in such Person's capacity as indenture trustee under such Unsecured Note Indenture.

        1.200   "Unsecured Notes" shall mean any outstanding notes issued under:

          (a)     the Indenture, dated as of November 1, 1998, between the Debtor, as issuer, and The Chase Manhattan Bank, as trustee, and any supplements thereto, specifically any of the following:

          6.95% Senior Unsecured Debentures due 2028;

          7.875% Senior Notes due 2007; and

          8.75% Senior Notes due 2012; and

          (b)     the Indenture, dated as of December 1, 1989, between The Montana Power Company, as issuer, and Citibank, N.A., as trustee, and any supplements thereto, specifically any of the following:

          7.07% Unsecured Medium-Term Notes due 2006;

          7.875% Unsecured Medium-Term Notes due 2026; and

          7.96% Unsecured Medium-Term Notes due 2026.

        1.201   "Unsecured Priority Claims" shall mean Unsecured Claims entitled to priority status pursuant to Section 507 of the Bankruptcy Code.

        1.202   "Unsecured Subordinated Note Claims" shall mean an Allowed Claim by the holder of an Unsecured Subordinated Note.

        1.203   "Unsecured Subordinated Note Indentures" shall mean the QUIPS Indenture and the TOPrS Indenture.

        1.204   "Unsecured Subordinated Note Trustees" shall mean:

          (a)     with respect to the QUIPS Indenture, Law Debenture Trust Company of New York; and

          (b)     with respect to the TOPrS Indenture, Wilmington Trust,

in either case, or any successor thereto, in such Person's capacity as indenture trustee under such Unsecured Subordinated Note Indenture.

        1.205    "Unsecured Subordinated Notes"    shall mean the QUIPS Notes and the TOPrS Notes.

        1.206    "Warrant Agreement"    shall have the meaning set forth in Section 4.7(c) hereof.

        1.207    "Warrants"    shall have the meaning set forth in Section 4.7(c) hereof.

        1.208    "Wilmington Trust"    shall mean Wilmington Trust Company in its capacity as Indenture Trustee with respect to the TOPrS Notes.

ARTICLE II

TREATMENT OF ALLOWED ADMINISTRATIVE
CLAIMS AND ALLOWED PRIORITY TAX CLAIMS

        2.1    Non-Classification.    As provided in Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims against the Debtor are not classified for the purposes of voting on or receiving Distributions under this Plan. All such Claims are instead treated separately upon the terms set forth in this Article II.

        2.2    Administrative Claims.

        (a)    In General.    All Administrative Claims shall be paid in full, in Cash, in such amounts as (a) are actual and necessary costs and expenses incurred after the Petition Date in the ordinary course of the Debtor's business when and as such Claims become due and owing or (b) are Allowed by the Bankruptcy Court upon the later of (i) the Effective Date, (ii) the date upon which there is a Final Order allowing such Claim as an Administrative Claim, or (iii) any other date specified in such order, or as may be agreed upon between the holder of such Administrative Claim and the Debtor. Such Administrative Claims shall include all obligations owing to the DIP Lenders arising under the DIP Loan Documents and the DIP Financing Order (including, without limitation, the payment of all fees and expenses required thereunder), costs incurred in the operation of the Debtor's businesses after the Petition Date, the reasonable fees and expenses of Professionals retained by the Debtor and the Creditors' Committee, and the fees due to the United States Trustee pursuant to 28 U.S.C. § 1930.

        (b)    Professional Compensation and Expense Reimbursement Claims.    Except as otherwise provided here, all Persons seeking an award by the Bankruptcy Court of Professional Fees, or of compensation for services rendered to the Debtor or a Committee or reimbursement of expenses incurred through and including the Effective Date under Sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code, (a) shall file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Effective Date within thirty (30) days after the Effective Date, and (b) if granted such an award by the Bankruptcy Court, shall be paid in full in such amounts as are Allowed by the Bankruptcy Court (i) on the later of the Effective Date or the date such Administrative Claim becomes an Allowed Administrative Claim, or as soon thereafter as is practicable, (ii) upon such other terms as may be mutually agreed upon between such holder of an Allowed Administrative Claim and the Debtor or, on and after the Effective Date, Reorganized Debtor, or (iii) in accordance with the terms of any applicable administrative procedures order entered by the Bankruptcy Court. Parties-in-interest shall have thirty (30) days after the filing of a final fee application to object to such fee application. All Professional Fees for services rendered in connection with the Chapter 11 Case and this Plan after the Effective Date, including, without limitation, those relating to the occurrence of the Effective Date, the prosecution of Causes of Action preserved hereunder and the resolution of Disputed Claims, shall be paid by Reorganized Debtor upon receipt of an invoice therefor, or on such other terms as Reorganized Debtor may agree to, without the need for further Bankruptcy Court authorization or entry of a Final Order. If Reorganized Debtor and any Professional cannot agree on the amount of post-Effective Date fees and expenses to be paid to such Professional, such amount shall be determined by the Bankruptcy Court.

        (c)    Claims of DIP Lenders.    On the Effective Date, all outstanding obligations of the Debtor to the DIP Lenders pursuant to the DIP Loan Documents, if any, shall be fully and finally satisfied in accordance with the terms of the DIP Loan Documents, the DIP Financing Order, and this Plan.

        (d)    U.S. Trustee's Claims.    U.S. Trustee Claims that are unpaid as of the Effective Date will be paid in cash on the Effective Date.

        2.3    Priority Tax Claims.    Allowed Priority Tax Claims shall be paid in full, in cash, upon the later of: (a) the Effective Date; (b) the date upon which there is a Final Order allowing such Claim as an Allowed Priority Tax Claim; (c) the date that such Allowed Priority Tax Claim would have been due if the Chapter 11 Case had not been commenced; or (d) upon such other terms as may be agreed to between the Debtor and any holder of an Allowed Priority Tax Claim; provided, however, that the Debtor may, at its option, in lieu of payment in full of Allowed Priority Tax Claims on the Effective Date, make cash payments respecting Allowed Priority Tax Claims deferred to the extent permitted by Section 1129(a)(9) of the Bankruptcy Code and, in such event, the principal amount of such Allowed Priority Tax Claims shall be amortized in equal annual installments over six (6) years from the Effective Date and interest shall accrue from the Effective Date on the unpaid portion of such Allowed Priority Tax Claim at: (x) any applicable statutory rate; (y) the rate applicable to federal judgments pursuant to 28 U.S.C. § 1961; or (z) a rate to be agreed to by the Debtor (or Reorganized Debtor, as the case may be) and the appropriate governmental unit or, if they are unable to agree, as determined by the Bankruptcy Court.

ARTICLE III

CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

        Claims (other than Allowed Administrative Claims and Allowed Priority Tax Claims) and Equity Interests are classified for all purposes, including voting on, confirmation of and distribution pursuant to this Plan, as follows:

Class		Status
Class 1—	Priority Claims	Unimpaired
Class 2—	Unsecured Priority Claims	Unimpaired
Class 3—	Bank One DIP Financing Claims	Unimpaired
Class 4—	CSFB Financing Claims	Unimpaired
Class 5—	Secured Bondholder Claims	Unimpaired
Class 6—	Other Secured Claims	Unimpaired
Class 7—	Unsecured Note Claims	Impaired
Class 8—	Unsecured Subordinated Note Claims	Impaired
	Class 8 (a)—Unsecured Subordinated Note Claims Represented by TOPrS Notes	Impaired
	Class 8 (b)—Unsecured Subordinated Note Claims Represented by QUIPS Notes	Impaired
Class 9—	General Unsecured Claims	Impaired
Class 10—	Unsecured Convenience Claims of $20,000 or Less	Unimpaired
Class 11—	Environmental Claims	Unimpaired
Class 12—	D&O Trust Claims	Impaired
Class 13—	Other Equity Interests	Impaired
Class 14—	Securities Claims	Unimpaired
Class 15—	Opt-Out Securities Claims	Impaired

ARTICLE IV

TREATMENT OF CLAIMS AND EQUITY INTERESTS

        4.1    CLASS 1—PRIORITY CLAIMS

        (a)    Impairment and Voting.    Class 1 is unimpaired by this Plan. Consequently, each holder of an Allowed Priority Claim is conclusively presumed to have accepted this Plan and is not entitled to vote to accept or reject this Plan.

        (b)    Distributions.    Each holder of an Allowed Priority Claim shall receive, in full satisfaction, settlement, release and discharge thereof, Cash in an amount equal to such Allowed Priority Claim on the later of: (i) the Effective Date; and (ii) the date upon which there is a Final Order allowing such Claim as an Allowed Priority Claim or any other date specified in such Final Order, or as soon thereafter as is practicable, unless the holder of an Allowed Priority Claim and the Debtor or Reorganized Debtor, as the case may be, agree to a different treatment thereof.

        4.2    CLASS 2—UNSECURED PRIORITY CLAIMS

        (a)    Impairment and Voting.    Class 2 is unimpaired by this Plan. Consequently, each holder of an Allowed Unsecured Priority Claim is conclusively presumed to have accepted this Plan and is not entitled to vote to accept or reject this Plan.

        (b)    Distributions.    Each holder of an Allowed Unsecured Priority Claim shall receive, in full satisfaction, settlement, release and discharge thereof, Cash in an amount equal to such Allowed Unsecured Priority Claim on the later of: (i) the Effective Date; and (ii) the date that is ten (10) Business Days after the date upon which there is a Final Order allowing such Claim as an Allowed Unsecured Priority Claim or any other date specified in such Final Order, or as soon thereafter as is practicable, unless the holder of an Allowed Unsecured Priority Claim and the Debtor or Reorganized Debtor, as the case may be, agree to a different treatment thereof.

        4.3    CLASS 3—BANK ONE DIP FINANCING CLAIMS

        (a)    Impairment and Voting.    Class 3 is unimpaired by this Plan. Consequently, each holder of an Allowed Bank One DIP Financing Claim is conclusively presumed to have accepted this Plan and is not entitled to vote to accept or reject this Plan.

        (b)    Distributions.    Each holder of an Allowed Bank One DIP Financing Claim shall receive in full satisfaction, settlement, release, extinguishment and discharge thereof, the amount of such Allowed Claim pursuant to the DIP Financing Order and the DIP Loan Documents on the Effective Date, unless the holder of the Allowed Bank One DIP Financing Claim and the Debtor or Reorganized Debtor, as the case may be, agree to a different treatment thereof.

        4.4    CLASS 4—CSFB FINANCING CLAIMS

        (a)    Impairment and Voting.    Class 4 is unimpaired by this Plan. Consequently, each holder of an Allowed CSFB Financing Claim is conclusively presumed to have accepted this Plan and is not entitled to vote to accept or reject this Plan.

        (b)    Distributions.    Each holder of an Allowed CSFB Financing Claim shall receive in full satisfaction, settlement, release, extinguishment and discharge thereof, full Reinstatement of such Allowed Claim pursuant to the CSFB Order and the CSFB Financing Documents.

        4.5    CLASS 5—SECURED BONDHOLDER CLAIMS

        (a)    Impairment and Voting.    Class 5 is unimpaired by this Plan. Consequently, each holder of an Allowed Secured Bondholder Claim is conclusively presumed to have accepted this Plan and is not entitled to vote to accept or reject this Plan.

        (b)    Distributions.    Each holder of an Allowed Secured Bondholder Claim shall receive in full satisfaction, settlement, release, extinguishment and discharge thereof, full Reinstatement of such Allowed Claim.

        4.6    CLASS 6—OTHER SECURED CLAIMS

        (a)    Impairment and Voting.    Class 6 is unimpaired by this Plan. Consequently, each holder of an Allowed Other Secured Claim is conclusively presumed to have accepted this Plan and is not entitled to vote to accept or reject this Plan.

        (b)    Distributions.    Each holder of an Allowed Other Secured Claim shall receive in full satisfaction, settlement, release, extinguishment and discharge thereof, full Reinstatement of such Allowed Claim.

        4.7    CLASS 7—UNSECURED NOTE CLAIMS

        (a)    Impairment and Voting.    Class 7 is impaired by this Plan and holders of Allowed Unsecured Note Claims are entitled to vote to accept or reject this Plan.

        (b)    Allowance of Unsecured Note Claims.    On the Effective Date, the Unsecured Note Claims shall be deemed Allowed in the aggregate amount of $898,264,683, which includes accrued and unpaid interest on the Unsecured Note Claims relating to the period up to but not including the Petition Date.

        (c)    Distributions and Effects Thereof.    On the Effective Date the Unsecured Notes shall be automatically cancelled, annulled and extinguished.1 On the Effective Date, or as soon thereafter as practicable, each holder of an Unsecured Note Claim, along with holders of Allowed Class 9 General Unsecured Claims which do not choose to be an Allowed Convenience Claim, shall receive in full satisfaction, settlement, release, extinguishment and discharge of such Claim its Pro Rata Share of: (i) 32,660,000 shares of New Common Stock (such 32,660,000 shares representing 92% of the New Common Stock to be issued and outstanding on the Effective Date prior to any dilution resulting from shares of New Common Stock issued pursuant to the New Incentive Plan and exercise of the warrants to purchase additional shares of New Common Stock allocated to the Class 8(a) and Class 8(b) holders described below (the "Warrants" and the agreement pursuant to which such Warrants are to be issued, the "Warrant Agreement")); plus (ii) the 505,591 shares of New Common Stock allocated to Class 8(b) if Class 8(b) as a class rejects the Plan. The New Common Stock issued pursuant to this Section 4.7(c) shall be subject to dilution by shares of New Common Stock issued and distributed in accordance with exercise of the Warrants, the New Incentive Plan and such other shares as may be authorized and issued pursuant to the Reorganized Debtor Charter, as may be amended from time to time.

        (d)    Cancellation of Unsecured Notes and Related Instruments.    As of the Effective Date, (i) all Unsecured Notes, shall be cancelled and deemed null and void and of no further force and effect, and (ii) all obligations of any Person under the Unsecured Notes, the Unsecured Note Indentures and all other agreements, instruments and documents evidencing the Unsecured Notes and the rights of the holders thereof, shall be automatically cancelled and deemed null and void and of no further force and effect (all without further act or action by any Person), except that such Unsecured Notes Indentures and other agreements that govern the rights of holders of the Unsecured Notes shall continue in effect solely for the purposes of allowing the Indenture Trustee, agent or servicer thereunder to make the distributions to be made on account of such Claims under the Plan, as provided herein, and allowing such Indenture Trustee, agent or servicer to enforce its Indenture Trustee Charging Lien, as more particularly described in Section 5.18 hereof. Without limiting the foregoing, each holder of an Unsecured Note Claim shall be deemed to consent to the cancellation and release of any guarantee, instrument, agreement or other documents respecting payment of the Unsecured Notes and the release of any and all Claims it may have with respect to any property or assets of the Debtor and/or Reorganized Debtor.

(1)
Any securities held by the Debtor for Unsecured Note Claims, Class 7, shall be cancelled, annulled, and extinguished. The Debtor will not share in any Distributions on account of such holdings

        4.8    CLASS 8—UNSECURED SUBORDINATED NOTE CLAIMS

        (a)   Impairment and Voting. Class 8(a) is comprised of holders of Allowed Unsecured Subordinated Note Claims represented by the TOPrS Notes and is impaired by this Plan. Holders of Allowed Unsecured Subordinated Note Claims represented by the TOPrS Notes are entitled to vote to accept or reject this Plan.

  (i)
  Allowance of Unsecured Subordinated Note Claims. On the Effective Date, the Unsecured Subordinated Note Claims represented by the TOPrS Notes shall be deemed Allowed in the aggregate amount of $321,069,399, which includes accrued and unpaid interest on the TOPrS Notes relating to the period up to but not including the Petition Date.

  (ii)
  Distributions and the Effects Thereof. On the Effective Date the Unsecured Subordinated Notes represented by the TOPrS Notes shall be automatically cancelled, annulled and extinguished.(2) On the Effective Date, or as soon thereafter as practicable, each holder of an Unsecured Subordinated Note Claim represented by the TOPrS Notes shall receive in full satisfaction, settlement, release, extinguishment and discharge of such Claim a Pro Rata Share of: (i) 2,334,409 shares of New Common Stock (such 2,334,409 shares representing 6.6% of the New Common Stock to be issued and outstanding on the Effective Date prior to any dilution resulting from shares of New Common Stock issued pursuant to the New Incentive Plan and exercise of the Warrants); plus (ii) Warrants exercisable for an additional 10.7% of New Common Stock. The New Common Stock issued pursuant to this Section 4.8(a)(ii) of this Plan shall be subject to dilution by shares of New Common Stock issued and distributed in accordance with exercise of the Warrants, the New Incentive Plan and such other shares as may be authorized and issued pursuant to the Reorganized Debtor Charter as the same may be amended from time to time. The Warrants to be issued pursuant to this Section 4.8(a)(ii) shall be exercised no later than three years following the Effective Date and shall have such terms and conditions as more particularly set forth on Schedule 4.8 to this Plan.

  (iii)
  Cancellation of Unsecured Subordinated Notes and Related Instruments. As of the Effective Date, (i) all Unsecured Subordinated Notes represented by the TOPrS Notes shall be cancelled and deemed null and void and of no further force and effect, and (ii) all obligations of any Person under or in respect of the Unsecured Subordinated Notes represented by the TOPrS Notes, the Unsecured Subordinated Note Indentures and all other agreements, instruments and documents evidencing the Unsecured Subordinated Notes represented by the TOPrS Notes and the rights of the holders thereof, including, but not limited to, any related Claims and Causes of Action, including, but not limited to, fraudulent transfer claims against the Debtor, shall be cancelled and deemed null and void and of no further force and effect (all without further act or action by any Person), except that such Unsecured Subordinated Notes Indentures and other agreements that govern the rights of the holders of the Unsecured Subordinated Notes represented by the TOPrS Notes shall continue in effect solely for the purposes of allowing the indenture trustee, agent or servicer thereunder to make the distributions to be made on account of such Claims under the Second Amended Plan, as described herein, and allowing such indenture trustee to enforce its Indenture Trustee Charging Lien, as more particularly described in Section 5.18 of the Second Amended Plan. Without limiting the foregoing, each holder of an Unsecured Subordinated Note Claim shall be deemed to consent to the cancellation and release of any guarantee, instrument, agreement or other documents respecting payment of the Unsecured Subordinated Notes represented by TOPrS Notes and the release of any and all Claims it may have with respect to any property or assets of the Debtor and/or Reorganized Debtor.

(2)
Any securities held by the Debtor for Unsecured Subordinated Note Claims in Class 8(a) shall be cancelled, annulled, and extinguished. The Debtor will not share in any Distributions on account of such holdings.

        (b)   Impairment and Voting. Class 8(b) is comprised of holders of Allowed Unsecured Subordinated Note Claims represented by the QUIPS Notes and is impaired by this Plan. Holders of Allowed Unsecured Subordinated Note Claims represented by the QUIPS Notes are entitled to vote to accept or reject this Plan.

  (i)
  Allowance of Unsecured Subordinated Note Claims. Unless the Debtor or another party-in-interest either objects or specifically reserves the right to object to claims of a holder of Unsecured Subordinated Note Claims represented by the QUIPS Notes, then on the Effective Date, the Unsecured Subordinated Note Claims represented by the QUIPS Notes shall be deemed Allowed in the aggregate amount of $69,537,873, which includes accrued and unpaid interest on the QUIPS Notes relating to the period up to but not including the Petition Date. The Debtor specifically reserves the right to object to all the claims and recoveries of Magten Asset Management Corporation, as a holder of Claims and Causes of Action pursuant to the QUIPS Notes.

  (ii)
  Distributions and the Effects Thereof. On the Effective Date, or as soon thereafter as practicable,3 each holder of an Unsecured Subordinated Note Claim represented by the QUIPS Notes and related Claims and Causes of Action who accepts or rejects the Plan may opt to receive in full satisfaction, settlement, release, extinguishment and discharge of such Claim either, but not both:

  (1)
  a Pro Rata Share of 505,591 shares of New Common Stock (such 505,591 shares representing 1.4% of the New Common Stock to be issued and outstanding on the Effective Date prior to any dilution resulting from shares of New Common Stock issued pursuant to the New Incentive Plan and exercise of the Warrants), plus Warrants exercisable for an additional 2.3% of New Common Stock (collectively, "Option 1"); or

  (2)
  a Pro Rata Share of recoveries, if any, upon resolution of the QUIPS Litigation ("Option 2").

        If a holder of a Class 8(b) Unsecured Subordinated Note claim votes to accept or reject the Plan and chooses Option 1 then: (i) such holder will receive its Pro Rata Share of the Distribution provided for under Option 1; and (ii) such Distribution will be in lieu of and release of any claims and rights the holder may have with respect to the QUIPS Litigation. If a holder of a Class 8(b) Unsecured Subordinated Note Claim votes to accept or reject the Plan and chooses Option 2, then: (i) such holder's claims shall be treated as a Class 9 General Unsecured Claim, subject to estimation and reserves for Disputed Claims as provided for by Section 7.5 of the Plan, with Distributions to holders of Class 8(b) Unsecured Subordinated Note Claims which choose Option 2 being made, if at all, only upon entry of a Final Order resolving the QUIPS Litigation (unless otherwise agreed to by the Debtor and the Committee); and (ii) any New Common Stock which otherwise would have been distributable to such holder if such holder had chosen Option 1, shall be distributed, pro rata to Class 7 and Class 9, and the Warrants which otherwise would have been distributable will be canceled. If a holder of a Class 8(b) Unsecured Subordinated Note Claim votes to accept the Plan and does not designate its choice of Option 1 or Option 2, or designates both Option 1 and Option 2, such holder shall be deemed to have chosen Option 1 and its receipt of its Pro Rata Share of the Distribution provided for under Option 1 will be in lieu of and release of any claims and rights to recoveries such holder may have with respect to the QUIPS Litigation.

(3)
Any securities held by the Debtor for Unsecured Subordinated Note Claims in Class 8(b) shall be cancelled, annulled, and extinguished. The Debtor will not share in any Distributions on account of such holdings.

    If a holder of a Class 8(b) Unsecured Subordinated Note Claim does not vote either to accept or reject the Plan but Class 8(b), as a Class, votes to accept the Plan, then such non-voting holder shall be deemed to have chose Option 1 and its receipt of its Pro Rata Share of the Distribution provided by Option 1 will be in lieu of and release of any claims and rights to recoveries such holder may have with respect to the QUIPS Litigation. If a holder of a Class 8(b) Unsecured Subordinated Note Claim does not vote either to accept or reject the Plan but Class 8(b), as a Class, votes to reject the Plan then: (i) such non-voting holder shall be deemed to have chosen Option 2, with Distributions to such holder being made, if at all, only upon entry of a Final Order resolving the QUIPS Litigation (unless otherwise agreed to by the Debtor and the Committee); and (ii) any New Common Stock which otherwise would have been distributable to such holder if such holder had accepted the Plan and chosen Option 1, shall be distributed pro rata to Class 7 and Class 9, and the Warrants which otherwise would have been distributable will be canceled.

    The New Common Stock issued pursuant to this Section 4.8 of this Plan shall be subject to dilution by shares of New Common Stock issued and distributed in accordance with exercise of the Warrants, the New Incentive Plan and such other shares as may be authorized and issued pursuant to the Reorganized Debtor Charter as the same may be amended from time to time. The Warrants to be issued pursuant to this Section 4.8 shall be exercised, if at all, no later than three years following the Effective Date and shall have such terms and conditions as more particularly set forth on Schedule 4.8 to this Plan.

  (iii)
  Cancellation of Unsecured Subordinated Notes and Related Instruments. As of the Effective Date, (i) all Unsecured Subordinated Notes represented by the QUIPS Notes shall be cancelled and deemed null and void and of no further force and effect, and (ii) all obligations of any Person under or in respect of the Unsecured Subordinated Notes represented by the QUIPS Notes, the Unsecured Subordinated Note Indentures and all other agreements, instruments and documents evidencing the Unsecured Subordinated Notes represented by the QUIPS Notes and the rights of the holders thereof, including, but not limited to, any related Claims and Causes of Action, including, but not limited to, the QUIPS Litigation against the Debtor (at least with respect to those holders of Unsecured Subordinated Notes represented by the QUIPS Notes that have chosen or are deemed to have chosen Option 1), shall be cancelled and deemed null and void and of no further force and effect (all without further act or action by any Person), except that such Unsecured Subordinated Notes Indentures and other agreements that govern the rights of the holders of the Unsecured Subordinated Notes represented by the QUIPS Notes shall continue in effect solely for the purposes of allowing the indenture trustee, agent or servicer thereunder to make the distributions to be made on account of such Claims under the Second Amended Plan, as described herein, and allowing such indenture trustee to enforce its Indenture Trustee Charging Lien, as more particularly described in Section 5.18 of the Second Amended Plan. Without limiting the foregoing, each holder of an Unsecured Subordinated Note Claim shall be deemed to consent to the cancellation and release of any guarantee, instrument, agreement or other documents respecting payment of the Unsecured Subordinated Notes represented by the QUIPS Notes and the release of any and all Claims it may have with respect to any property or assets of the Debtor and/or Reorganized Debtor.

        4.9    CLASS 9—GENERAL UNSECURED CLAIMS

        (a)   Impairment and Voting. Class 9 is impaired by this Plan and holders of Allowed General Unsecured Claims are entitled to vote to accept or reject this Plan. Insiders are entitled to vote on the Debtor's Plan; provided, however, pursuant to Section 1129(a)(10) of the Bankruptcy Code, if a class of claims is impaired under the Plan, in order to determine if at least one class of claims that is impaired under the Plan has accepted the Plan, such determination shall be made without including any acceptances of the Plan by any Insiders.

        (b)   Allowance of General Unsecured Claims. On the Effective Date, the holders of Allowed General Unsecured Claims shall be deemed, at their election, eligible to participate in Distributions, as described in Sections 4.9(c) and/or 4.10 up to the amount of the Allowed Claim.

        (c)   Distributions. On the Effective Date, or as soon thereafter as practicable, each holder of an Allowed General Unsecured Claim which does not choose to be an Allowed Convenience Claim, along with holders of Class 7 Unsecured Note Claims, shall receive in full satisfaction, settlement, release, extinguishment and discharge of such Claim its Pro Rata Share of: (i) 32,660,000 shares of New Common Stock (such 32,660,000 shares representing 92% of the New Common Stock issued and outstanding on the Effective Date prior to any dilution resulting from shares of New Common Stock issued pursuant to the New Incentive Plan and exercise of the Warrants), plus (ii) the 505,591 shares of New Common Stock allocated to Class 8(b) if Class 8(b), as a class, votes to reject the Plan. The New Common Stock issued pursuant to this Section 4.9(c) shall be subject to dilution by shares of New Common Stock issued and distributed in accordance with exercise of, the Warrants, the New Incentive Plan and such other shares as may be authorized and issued pursuant to the Reorganized Debtor Charter as the same may be amended from time to time.

        (d)   Classification of Insider Claims. Insider claims included in Class 9—General Unsecured Claims include, but are not limited to, claims related to the rejection of certain non-qualified plans and claims related to employment and separation of Insiders by the Debtor.(4) To the extent that Insiders have claims for indemnification, advancements, and/or legal fees and expenses related to the Class Action and D&O Proceedings, such claims shall be channeled to and included in Class 12—D&O Trust Claims.

        4.10    CLASS 10—UNSECURED CONVENIENCE CLAIMS OF $20,000 OR LESS

        (a)   Impairment and Voting. Class 10 is unimpaired by this Plan. Consequently, each holder of an Allowed Convenience Claim is conclusively presumed to have accepted this Plan and is not entitled to vote to accept or reject this Plan.

        (b)   Distributions. Each holder of an Allowed Convenience Claim shall receive in full satisfaction, settlement, release extinguishment and discharge of such Claim, one of the following forms of treatment:

  (i)
  Cash equal to the amount of the Allowed Convenience Claim up to $20,000, on or as soon as practicable after the later of (1) the Effective Date and (2) the date that is ten (10) Business Days after a Class 2 Unsecured Priority Claim becomes an Allowed Convenience Claim by a Final Order; or

  (ii)
  Such other treatment as the Debtor and such holder shall have agreed upon in writing.

(4)
The Debtor intends to object to the allowance of a number of Insider claims, including, but not necessarily limited to the claims of Cornerstone Propane, L.P., Cornerstone Propane Partners LP, John Charters, Richard Hylland, Merle Lewis, and Daniel K. Newell. Richard Hylland filed a claim in the amount of $30.4 million in connection with his employment with the Debtor and benefits under the Debtor's non-qualified benefit plans. The Debtor intends to object to Mr. Hylland's claim.

        (c)   Effect of Convenience Class Election. Holders of Allowed General Unsecured Claims of up to $20,000 or less in Class 9, may elect to participate in Class 10 up to $20,000 by voting to accept this Plan and marking the Ballot in the space provided. Holders of Allowed General Unsecured Claims in excess of $20,000 may elect to reduce the amount of such holder's Allowed Claim to $20,000 and participate in Distributions to be paid to holders of Class 10 Convenience Claims. Such an election constitutes a waiver of the amount of such holder's Allowed General Unsecured Claim in excess of $20,000, and such holder shall be deemed to release the Debtor and Reorganized Debtor from any and all liability for such excess amount.

        4.11    CLASS 11—ENVIRONMENTAL CLAIMS

        (a)   Impairment and Voting. Class 11 is not impaired under this Plan and holders of Allowed Environmental Claims are not entitled to vote to accept or reject this Plan.

        (b)   Distributions. All of the Debtor's federal, state and local environmental and regulatory obligations including all Environmental Claims, shall be unaffected by the Plan and shall become obligations of the Reorganized Debtor and its Affiliates except as specifically provided for herein. Holders of an Allowed Environmental Claim shall receive in full satisfaction and settlement thereof full Reinstatement of such Allowed Environmental Claim; provided however, that Claims related to the Milltown Settlement and Stipulation shall be treated as provided for in the Milltown Settlement, Milltown Stipulation, the final consent decree and FERC order related to Milltown Dam.

        Claims related to the Milltown Settlement and the Milltown Stipulation shall be treated in accordance with the Milltown Settlement, Milltown Stipulation and any consent decree entered by a court relating to the Milltown Dam site. Assuming that the Debtor's Plan is confirmed and the Effective Date occurs before a consent decree is entered or becomes fully effective, and if such consent decree is subsequently not entered or does not become fully effective, then all of the United States, the State of Montana, and the Confederated Salish and Kootenai Tribes, and Atlantic Richfield Company's rights, claims, arguments and objections with respect to matters within the scope of the Milltown Settlement and Milltown Stipulation shall be preserved until the consent decree is entered and effective. In the event that (a) the consent decree is not entered after it is lodged with the court, (b) the consent decree does not become fully effective pursuant to the conditions in the consent decree, or (c) after entry of the consent decree, the consent decree is overturned on appeal and subsequent negotiations are required, and any of the parties to the Milltown Stipulation assert that the negotiations have irretrievably broken down, then the Milltown Settlement shall be deemed void ab initio, and all funds in the escrow account shall continue to be held in trust in the escrow account pending further order of the Bankruptcy Court.

        4.12    CLASS 12—D&O TRUST CLAIMS

        (a)   Impairment and Voting. Class 12 is impaired under this Plan and holders of Allowed D&O Trust Claims are entitled to vote to accept or reject this Plan. To the extent that holders of Allowed D&O Trust Claims are Insiders, such votes shall not be counted in determining whether at least one class of impaired claims has accepted the Plan, as required by Section 1129(a)(10) of the Bankruptcy Code.

        (b)   Allowance of D&O Claims. All Allowed D&O Trust Claims shall be determined and paid pursuant to the terms, provisions, and procedures of the D&O Trust, the D&O Trust Agreement, and the D&O Trust Distribution Procedures. The D&O Trust will be funded in accordance with the provision of Article VI of this Plan and the D&O Trust Documents, including the Insurance Assignment Agreement.

        (c)   Distributions.

  (i)
  D&O Trust Claims shall be paid from the D&O Trust in FIFO order based on the date of entry of the D&O Proceeding Final Order providing for a Final Award in the D&O

    Proceeding giving rise to such D&O Trust Claim. Among D&O Trust Claims created by the same D&O Proceeding Final Order, D&O Trust Claims will be paid in accordance with the D&O Proceeding Final Order giving rise to such D&O Trust Claim.

  (ii)
  Post Effective Date, on a monthly basis the Reorganized Debtor and any other applicable D&O Trust Claim Holders shall submit to the Trustee a notice setting forth the amount of such D&O Trust Claim Holders' Defense Costs approved and incurred during the previous month, together with all documentation necessary to reasonably satisfy the Trustee of the reasonableness of the claimed Defense Costs (collectively, the "Defense Cost Notice"). The Trustee shall reimburse the Reorganized Debtor and any applicable D&O Trust Claim Holders promptly upon receipt of a Defense Cost Notice and the Trustee's determination that such Defense Costs are reasonable but in no event later than thirty (30) days after receipt of the Defense Cost Notice.

  (iii)
  The D&O Trust shall be funded by the balance of the remaining proceeds in the D&O Policies after contributions to the Settlement Fund. The Debtor estimates the remaining proceeds to be approximately $13.0 million, after funding the Settlement Fund and payment of Defense Costs reimbursable pursuant to the Defense Cost Motion. In the event the D&O Trust funds are exhausted, so long as the SEC Investigation is pending and unresolved, the Reorganized Debtor shall contribute up to and not to exceed $2.5 million for defense costs of the Debtor's current officers and directors, as determined commencing with the Petition Date, when such claims are determined to be valid by the Trustee under the D&O Trust.

        4.13    CLASS 13—OTHER EQUITY INTERESTS

        (a)   Impairment and Voting. Class 13 is impaired under this Plan, the holders of Class 13 Claims are entitled to no Distributions under this Plan, and all Equity Interests shall be deemed canceled as of the Effective Date. Class 13 is deemed to have rejected this Plan, and therefore, shall not be entitled to vote to accept or reject this Plan.

        (b)   Distributions. On the Effective Date, all Equity Interests shall be canceled, annulled and extinguished and all other agreements, instruments and documents evidencing the Equity Interests and the rights of the holders thereof, shall be automatically cancelled and deemed null and void and of no further force and effect (all without further actor action by any Person) and holders of Equity Interests shall not be entitled to receive or retain any property or interest in property under this Plan on account of such Equity Interests.

        4.14    CLASS 14—SECURITIES CLAIMS

        Class 14 Claims are claims of holders of claims pursuant to the proposed Stipulation of Settlement entered in the Class Action.(5) Pursuant to the Plan and the Stipulation of Settlement, the Debtor and various D&O Insurance Contributors will establish a settlement fund (the "Settlement Fund") in the amount of $41 million (of which approximately $37 million is to be contributed from certain of the D&O Policies, excluding the Cornerstone and Montana Power Company policies identified on Exhibit C, and $4 million is to be contributed from other Persons and parties) to settle the Class Action.

        Class 14 Claims will be discharged and the Holders thereof shall be forever barred from seeking to recover any payment on their Securities Claims from the Debtor, the Reorganized Debtor, or the Released Parties.

        Holders of Securities Claims may elect to refuse to accept the proposed treatment provided in the Class Action Settlement Documents (the "Opt-Out Election"). The holders of Securities Claims who exercise the Opt-Out Election and preserve their rights to proceed against the Debtor in the District

Court in accordance with the requirements of the Class Action Settlement Documents, shall be holders of Class 15 Claims.

(5)
In the event the proposed Stipulation of Settlement is not approved and does not become effective: (a) the Plan and any proposed Order confirming the Plan (i) will not release any non-Debtor for that matter, from the claims asserted or to be asserted in the Securities Litigation; and (ii) will not affect, in any way, the Class Claimants' rights to obtain relief for their claims in the Securities Litigation; (b) the Lead Plaintiffs and the Class Claimants shall retain their rights to pursue their claims and access the proceeds of any available D&O Policies that provide coverage for the claims asserted in the Securities Litigation; and (c) the Debtor's current and former officers and directors, financial advisors, accountants, auditors, agents or professional will not be released and discharged from any cause of action in connection with the Class Action.

        Holders of Securities Claim who choose the Opt-Out Election prior to Final Approval and become holders of Class 15 Claims shall not be entitled to any Distributions under the Plan and Class 14 Claims when liquidated. Any D&O Proceedings Final Order obtained by such holders of Securities Claims shall be channeled to the D&O Trust.

        Distributions from the Settlement Fund shall be made in the amounts, at the times and in the manner provided for in the Class Action Settlement Documents, which shall also govern requirements for qualifying for distributions, the manner and time of the giving of notices, the forms of the documents to be filed by holders of Securities Claims and all other matters concerning the Class Action and its settlement other than as specifically provided for in the Plan. Neither the Debtor nor Reorganized Debtor shall have any responsibility with respect to the Class Action Settlement Documents or the disposition of the Settlement Fund after Final Approval, other than to cooperate in certain respects in the gathering of certain information with respect thereto and coordinating with the carriers of the D&O Policies regarding payment.

        The defendants in the Class Action have the option, in their sole discretion, to terminate the Stipulation of Settlement if the amount of the securities as to which an Opt-Out Election is properly exercised exceeds five percent (5%) of such securities, or an amount otherwise agreed to by the defendants in the Class Action.

        If the option to terminate the Stipulation of Settlement is not exercised, each holder of a Class 14 Claim will, pursuant to the Class Action Settlement Documents, release all Securities Claims such holder may have against the D&O Protected Parties and the other defendants in the Class Action. Class 14 Claims are unimpaired, and therefore, shall not be entitled to vote to accept or reject this Plan.

        4.15    CLASS 15—OPT-OUT SECURITIES CLAIMS

        (a)   Impairment and Voting. Class 15 is impaired under this Plan and the holders thereof are entitled to no Distributions under this Plan. Class 15 is deemed to have rejected this Plan, and therefore, shall not be entitled to vote to accept or reject this Plan.

        (b)   Distributions. On the Effective Date, all holders of Opt-Out Securities Claims upon receipt of a D&O Proceeding Final Order shall be channeled to the D&O Trust and shall receive the same treatment as holders of Class 12 Claims. Holders of Class 15 Claims shall not be entitled to receive or retain any property or interest in property under this Plan.

        (c)   In order to preserve any Securities Claim it may have against the Debtor, each holder of an Opt-Out Securities Claim must execute an Opt-Out Form. Submission of an Opt-Out Form that does not indicate to the contrary, will be deemed to be an election to preserve such Claim in the District Court sitting in bankruptcy and seek a D&O Proceedings Final Order from the District Court.

ARTICLE V

MEANS OF IMPLEMENTATION AND EFFECT OF
CONFIRMATION OF PLAN

        5.1   Plan Funding.    The funds utilized to make cash payments under this Plan have been and/or will be generated from, among other things, the operation of the Debtor's businesses, the sale of certain subsidiary assets and distribution of the proceeds to the Debtor, and cash on hand on the Effective Date. In addition, the Debtor may enter into a new revolving credit facility to be effective upon the Debtor's exit from Chapter 11.(6)

        The D&O Trust shall be funded by the balance of the remaining proceeds in the D&O Policies after contributions to the Settlement Fund as described above. The Debtor estimates the remaining proceeds to be approximately $13 million. In the event the D&O Trust Funds are exhausted, the Reorganized Debtor shall contribute up to $2.5 million for defense costs of the Debtor's current officers and directors, as determined commencing with the Petition Date, until the SEC Investigation has concluded.

        5.2   CSFB Facility and Secured Bonds.    Unless repaid, claims and interests granted by the CSFB Facility will continue on the Effective Date pursuant to the CSFB Order and the CSFB Financing Documents and will be an obligation of the Reorganized Debtor. The Secured Bonds will be Reinstated on the Effective Date and will be an obligation of the Reorganized Debtor.

        5.3   Reorganized Debtor Charter.    On the Effective Date, the Reorganized Debtor Charter and by-laws will become effective. The Reorganized Debtor Charter, together with the provisions of this Plan, shall, as applicable, provide for, among other things, the incorporation of Reorganized Debtor as a "C" corporation and the authorization of the New Common Stock, and such other provisions as are necessary to facilitate consummation of this Plan, including a provision prohibiting the issuance of non-voting equity securities in accordance with Section 1123(a)(6) of the Bankruptcy Code, all without any further action by the stockholders or directors of the Debtor or Reorganized Debtor. The issuance of New Common Stock is hereby authorized without the need for any further corporate action or action by the New Board or stockholders of Reorganized Debtor.

(6)
On or about August 20, 2004, Motion for Order Authorizing the Debtor to Enter Agreements for its Exit Financing Facility and to Pay Fees and Expenses and Incur Indemnification Obligations in connection therewith pursuant to Sections 105(a), 107(b) and 363(b) of the Bankruptcy Code and Bankruptcy Rule 9018.

        5.4   New Common Stock.    On the Effective Date, Reorganized Debtor shall: (i) have authorized capital of 200,000,000 shares of New Common Stock and 50,000,000 shares of "blank check" preferred stock; and (ii) issue, in accordance with the terms of this Plan, up to 37,765,957 shares of New Common Stock plus Warrants representing an additional 5,304,598 shares of New Common Stock upon exercise of all of the Warrants pursuant to their terms. All shares of New Common Stock and Warrants to be issued pursuant to this Plan shall be, upon issuance, fully paid and non-assessable, and shall be subject to dilution as of the Effective Date only as may be expressly set forth in this Plan, the Plan Documents or the Reorganized Debtor Charter. After the Effective Date, the holders thereof shall have no preemptive or other rights to subscribe for additional shares except as may otherwise be allowed pursuant to the Reorganized Debtor Charter.

        5.5   Cancellation and Surrender of Existing Securities Agreements

        (a)   Except as may otherwise be provided in this Plan, on the date Distributions are made, (i) the promissory notes, share certificates, bonds and other instruments evidencing any Claim or Equity Interest, to the extent not already cancelled shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order or rule; and (ii) the obligations of the Debtor under the certificate of incorporation, agreements, indentures and certificates of designations governing such Claims and Equity Interests, as the case may be, shall be discharged and released; provided, however, that any such indenture or other agreement that governs the rights of the holder of a Claim based on an existing promissory note, bond and other instrument that is administered by an Indenture Trustee, agent or servicer shall continue in effect solely for the purposes of allowing such Indenture Trustee, agent, or servicer to make the distributions to be made on account of such Claims under the Plan, as provided hereunder, and allowing such Indenture Trustee, agent or servicer to enforce its Indenture Trustee Charging Lien, as more particularly described in Section 5.18 hereof. Notwithstanding the foregoing, the documents and instruments evidencing Claims that are Reinstated and rendered unimpaired pursuant to Article IV hereof, including without limitation the Montana First Mortgage Bond Claims, the South Dakota First Mortgage Bond Claims, South Dakota Pollution Control Bond Claims, the Gas Transition Bond Claims and the Montana Pollution Control Bond Claims, shall not be deemed cancelled.

        (b)   Except as otherwise provided herein or agreed by Reorganized Debtor, each holder of a promissory note, share, certificate, bond or other instrument evidencing a Claim or Equity Interest, shall surrender such promissory note, share certificate, bond or instrument to Reorganized Debtor (or the Disbursing Agent), or, with respect to indebtedness that is governed by the Unsecured Note Indentures or the Unsecured Subordinated Note Indentures, the respective indenture trustee, agent or servicer, as the case may be. Notwithstanding the foregoing, each holder of a promissory note, share certificate, bond or other instrument evidencing those Claims that are Reinstated and rendered unimpaired pursuant to Article IV hereof, including without limitation the Montana First Mortgage Bond Claims, the South Dakota First Mortgage Bond Claims, South Dakota Pollution Control Bond Claims, Gas Transition Bond Claims and the Montana Pollution Control Bond Claims, shall not be required to surrender such promissory note, share certificate, bond or instrument to Reorganized Debtor (or the Disbursing Agent).

        (c)   No Distribution of property hereunder shall be made to or on behalf of any holders required to surrender their bonds pursuant to Section 5.5(b) above unless and until such promissory note, share certificate, bond or instrument is received by Reorganized Debtor (or the Disbursing Agent), or the respective Indenture Trustee, agent or servicer, as the case may be, or the unavailability of such promissory note, share certificate, bond or instrument is established to the reasonable satisfaction of Reorganized Debtor (or the Disbursing Agent), or such requirement is waived by Reorganized Debtor. Reorganized Debtor may require any holder that is unable to surrender or cause to be surrendered any such promissory notes, share certificates, bonds or instruments to deliver an affidavit of loss and indemnity reasonably satisfactory to Reorganized Debtor. Any holder that fails within the later of one year after the Effective Date and the date of Allowance of its Claim or Equity Interest: (i) to surrender or cause to be surrendered such promissory note, share certificate, bond or instrument; and (ii) if requested, to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to Reorganized Debtor (or the Disbursing Agent), shall be deemed to have forfeited all rights, Claims and Causes of Action against the Debtor and Reorganized Debtor and shall not participate in any Distribution hereunder.

        5.6   Continuation of Bankruptcy Injunction or Stays.

        (a)   All injunctions or stays provided for in the Chapter 11 Case under Sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

        (b)   Each of the injunctions relating to the D&O Proceedings and the D&O Trust as set forth in this Plan shall become effective on the Effective Date and shall continue in effect at all times thereafter unless otherwise provided by this Plan. Notwithstanding anything to the contrary contained in this Plan, all actions in the nature of those to be enjoined by such injunctions shall be enjoined during the period between the Confirmation Date and the Effective Date.

        (c)   In the event that the D&O Trust determines that an Injunction Default may have occurred, the D&O Trust shall be entitled, by motion or adversary proceeding, in its sole discretion, to seek a determination by the Bankruptcy Court that an Injunction Default has occurred, and the D&O Trust Channeling Injunction shall be of no further force and effect with respect to the Released Parties.

        (d)   Any and all injunctions contemplated by the Plan shall be limited to the extent necessary to permit the Debtor and/or the TA Debtors, or any trustee, agent or committee of creditors acting on behalf of or in the place of the Debtor and/or the TA Debtors, to commence and litigate any and all Claims or Causes of Action with respect to the alleged ownership interests in the Montana Power Company Policies.

        5.7   Revesting of Assets.    Except as otherwise provided by this Plan, upon the Effective Date, title to all properties and assets of the Debtor shall pass from the Debtor to Reorganized Debtor free and clear of all Claims, Liens, encumbrances and interests of creditors and (except those Claims, Liens, encumbrances and interests created or permitted to continue to be retained pursuant to this Plan) and the Confirmation Order shall be a judicial determination of discharge and extinguishment of all Claims, Liens or Equity Interests (except those created or permitted to continue to be retained pursuant to this Plan). All pre-Effective Date Claims, liabilities and obligations of the Debtor are treated and/or discharged in accordance with the terms of this Plan and, except as otherwise set forth herein, shall not in any manner be (or be deemed to be) transferred or assumed by Reorganized Debtor. On the Effective Date, or as soon thereafter as practicable, the Disbursing Agent shall make all Distributions required under this Plan in satisfaction of Allowed Claims against the Debtor including, but not limited to, the following: (i) the consideration described in Section 4.1(b) of this Plan to the holders of Allowed Priority Claims in full and final satisfaction of such Priority Claims; (ii) the consideration described in Section 4.2(b) of this Plan to the holders of Allowed Unsecured Priority Claims in full and final satisfaction of such Unsecured Priority Claims; (iii) the consideration described in Section 4.3(b) of this Plan to the holders of Allowed Bank One DIP Financing Claims in full and final satisfaction of such Bank One DIP Financing Claims; (iv) the consideration described in Section 4.7(c) of this Plan to the holders of Allowed Unsecured Note Claims in full and final satisfaction of such Unsecured Note Claims; (v) the consideration described in Section 4.8(c) of this Plan to the holders of Allowed Unsecured Subordinated Note Claims in full and final satisfaction of such Unsecured Subordinated Note Claims; (vi) the consideration described in Section 4.9(c) of this Plan to the holders of the Allowed General Unsecured Claims in full and final satisfaction of such General Unsecured Claims; and (vii) the consideration described in Section 4.10(b) of this Plan to the holders of the Allowed Unsecured Convenience Claims, in full and final satisfaction of such Unsecured Convenience Claims.

        Nothing in the Plan or Confirmation Order releases or nullifies any liability to a governmental entity under police and regulatory statutes and regulations that any entity would be subject to as the owner or operator of property after the Effective Date. Nothing in the Plan or Confirmation Order shall release, discharge, or preclude any Claim that arises after the Effective Date that the United States Environmental Protection Agency or any state environmental agency may have against the Debtor or any remedies of the United States Environmental Protection Agency or state environmental agencies that are not within the definition of Claim as set forth in Section 101(5) of the Bankruptcy Code.

        5.8   Revesting of Railroad Permits in Reorganized Debtor's Name.

        On November 15, 2002, the Debtor acquired certain utility operating assets previously held by the Montana Power Company from Northwestern Energy, LLC, including certain railroad permits. Consistent with the terms of the underlying transaction, the Debtor obtained blanket assignments of permits for a fee of $1,000 from Union Pacific Railroad. On the Effective Date, or as soon thereafter as practicable, the Disbursing Agent shall pay $1,000 to Burlington Northern Santa Fe Railroad Company, Montana Rail Link, Inc., Montana Western Railway Company, and Rarus Railway Company and the Reorganized Debtor shall receive blanket assignment of all permits currently held in the name of Montana Power Company or NorthWestern Energy, LLC.

        5.9   General Release of Liens.    Except as otherwise provided in this Plan, or in any contract, instrument, indenture or other agreement or document created in connection with this Plan or the implementation thereof, on the Effective Date, all mortgages, deeds of trust, Liens or other security interests against property of the Estate are hereby released and extinguished, and all the right, title and interest of any holder of such mortgages, deeds of trust, Liens or other security interests will revert to Reorganized Debtor as applicable, and the successors and assigns thereof.

        5.10 Full and Final Satisfaction.    All payments and all Distributions hereunder shall be in full and final satisfaction, settlement, release and discharge of all Claims and Equity Interests, except as otherwise provided in this Plan.

        5.11 Waiver of Avoidance Actions.    The Debtor shall provide notice of any Avoidance Actions 30 days prior to the voting deadline and shall initiate them within 180 days of the Effective Date. After such date, the Debtor and Reorganized Debtor, for and on behalf of themselves and their Estate, hereby waive and release any Avoidance Actions; provided, however, that the foregoing waiver and release shall not apply to any such causes of Action that are pending on such date.

        5.12 Termination of Subordination Rights.    Except as otherwise provided in this Plan, the classification and manner of satisfying all Claims and Equity Interests under this Plan take into consideration all contractual, legal and equitable subordination rights, whether arising under general principles of equitable subordination, Sections 510(b) and (c) of the Bankruptcy Code or otherwise, that a holder of a Claim or Equity Interest may have against other Claim or Equity Interest holders with respect to any Distribution made pursuant to this Plan. On the Effective Date, all contractual, legal or equitable subordination rights that a holder of a Claim or Equity Interest may have with respect to any Distribution to be made pursuant to this Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights shall be permanently enjoined and Distributions pursuant to this Plan shall not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by any beneficiary of such terminated subordination rights.

        5.13 No Successor Liability; No Liability for Certain Released Claims.

        (a)   Except as otherwise expressly provided in this Plan, with respect to the Debtor, Reorganized Debtor and the D&O Trust, the Debtor, Reorganized Debtor, the other Released Parties, and the D&O Trust do not, pursuant to this Plan, assume, agree to perform, pay, or indemnify creditors for any

Claims, liabilities or obligations of the Debtor relating to or arising out of the operations of or assets of the Debtor whether arising prior to, or resulting from actions, events, or circumstances occurring or existing at any time prior to, the Confirmation Date. Neither the Released Parties, Reorganized Debtor, nor the D&O Trust is, or shall be, a successor to the Debtor by reason of any theory of law or equity, and none shall have any successor or transferee liability of any kind or character, except that Reorganized Debtor and the D&O Trust shall assume the obligations specified in this Plan and the Confirmation Order.

        (b)   Except as otherwise expressly provided in this Plan, effective automatically on the Effective Date, the Released Parties, their respective representatives and the Additional Indemnitees shall not be released from any and all Claims and Causes of Action arising under Section 544, 545, 547, 548, 549, 550, 551, and 553 of the Bankruptcy Code or similar Claims or Causes of Action arising under state or any other law, including, if applicable, Claims in the nature of fraudulent transfer, successor liability, corporate veil piercing, or alter ego-type Claims, as a consequence of transactions, events, or circumstances involving or affecting the Debtor (or any of its predecessors) or any of their respective businesses or operations that occurred or existed prior to the Effective Date.

        5.14 Administration Pending Effective Date.    Prior to the Effective Date, the Debtor shall continue to operate its businesses as a debtor-in-possession, subject to all applicable requirements of the Bankruptcy Code and the Bankruptcy Rules. After the Effective Date, Reorganized Debtor may operate its businesses, and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, but subject to the continuing jurisdiction of the Bankruptcy Court as set forth in Article XIII hereof.

        5.15 Setoffs.    Nothing contained in this Plan shall constitute a waiver or release by the Debtor of any rights of setoff the Debtor may have against any Person unless otherwise agreed in writing by the Debtor prior to the Effective Date or Reorganized Debtor after the Effective Date.

        5.16 Post-Confirmation Fees, Final Decree.    Reorganized Debtor shall be responsible for the payment of any post-confirmation fees due pursuant to 28 U.S.C. § 1930(a)(6) and the filing of post-confirmation reports, until a final decree is entered. A final decree shall be entered as soon as practicable after distributions have commenced under this Plan.

        5.17 Section 1145 Exemption.    The issuance of the New Common Stock, the Warrants and other securities that may be deemed to be issued pursuant to this Plan shall be exempt from registration requirements in accordance with Section 1145 of the Bankruptcy Code.

        5.18 Indenture Trustees Charging Lien.    On the Effective Date, Reorganized Debtor will pay the Indenture Trustees' Fees and Expenses in full and in Cash, in an amount to be agreed upon among the Debtor and each of the Indenture Trustees. In the event that the parties cannot reach an agreement on the amount thereof, any disputed amount shall be determined by the Bankruptcy Court, pursuant to Section 503 of the Bankruptcy Code, and in accordance with the terms of the applicable Indenture. Otherwise, the Indenture Trustees shall not be required to file an application with the Bankruptcy Court for payment of Indenture Trustees' Fees and Expenses. Upon receipt of payment by any Indenture Trustee of Indenture Trustees' Fees and Expenses, any Indenture Trustee Charging Lien under the applicable Indenture shall automatically be deemed released to the extent of payment on account of Indenture Trustees' Fees and Expenses; to the extent any Indenture Trustees' Fees and Expenses are not paid by the Reorganized Debtor (whether as a result of disagreement between the Indenture Trustee and the Reorganized Debtor, and/or following determination by the Bankruptcy Court) the Indenture Trustee Charging Lien of such Indenture Trustee shall not be impaired. Such payments shall be in full and final satisfaction of all pre- and post-petition Claims of the Indenture Trustees. Subject to Reorganized Debtor's obligations under this Section, distributions to holders of Unsecured Notes, Unsecured Subordinated Notes, the South Dakota Pollution Control Bond Claims, Gas Transition Bond Claims or the Montana Pollution Control Bond Obligation Claims pursuant to this

Plan will not be reduced on account of payments made to the Indenture Trustees, as applicable, on account of the Indenture Trustee Charging Liens.

        Notwithstanding the above, on the Effective Date, and subject only to the review of the fee auditor appointed in this Chapter 11 Case, the Debtor shall pay to Harbert and Wilmington Trust an aggregate amount of $2.25 million on account of their legal, advisory, consulting and other professional fees and expenses, which amount shall be allocated among Harbert and Wilmington Trust by agreement between Harbert and Wilmington Trust. Notwithstanding anything set forth herein, the fees of Goldin Associates shall not be subject to review by the fee auditor appointed in this Chapter 11 Case. Neither Wilmington Trust nor Harbert shall be required to file an application with the Bankruptcy Court for payment of such fees and expenses, provided that to the extent that the aggregate legal, advisory, consulting and other professional fees and expenses incurred by Harbert and Wilmington Trust exceed $2.25 million, Harbert and Wilmington Trust (and their professionals) may seek reimbursement of such fees and expenses by submitting an application to the Bankruptcy Court pursuant to Section 503(b) of the Bankruptcy Code, provided that the Creditor's Committee reserves the right to object to such application or applications. Notwithstanding anything set forth herein, if the fees and expenses of Wilmington Trust are not reimbursed in full by the estate, the deficiency shall be paid out of the distributions received by Wilmington Trust on behalf of the Class 8(a) Claims. Moreover, the Debtor agrees (and this Plan shall provide) that Wilmington Trust shall have the right (but not the obligation) to sell in the public market that portion of the 6.60% of the New Common Stock distributed to Class 8(a) and received by Wilmington Trust as a distribution to the extent necessary to pay legal and advisory fees and expenses incurred by Wilmington Trust that are not otherwise reimbursed by the estate.

        If the fees and expenses of the respective Indenture Trustees are not reimbursed in full by the Debtor, then any deficiency may be paid out of the distributions received by the respective Indenture Trustee on behalf of their respective class claimants. The Indenture Trustee shall have the right, but not the obligation, to sell into the public market any portion of the New Common Stock distributed to its respective class claimants and received by the Indenture Trustee as a distribution to the extent necessary to pay legal and advisory fees and expenses incurred by the Indenture Trustee that are not otherwise reimbursed by the Debtor.

        5.19   Notwithstanding anything to the contrary herein, Reorganized Debtor shall pay in the ordinary course of the Reorganized Debtor's business the reasonable fees and expenses of the Indenture Trustees incurred after the Effective Date in connection with the Distributions to holders of the Unsecured Notes, the Unsecured Subordinated Notes, the South Dakota Pollution Control Bond Claims, Gas Transition Bond Claims or the Montana Pollution Control Bond Claims under this Plan. Nothing in this Section 5.19 shall be deemed to limit the obligations of the Reorganized Debtor to the trustee under the indentures with respect to any Secured Bonds which are Reinstated under the provisions of this Plan.(7)

        5.20   Notwithstanding anything to the contrary herein, upon receipt of and acceptance of a full and final Distribution from the Reorganized Debtor, any and all Claims and Cause of Action as between the Debtor and the claimant accepting the Distribution shall be fully and finally resolved.

(7)
The Debtor has been advised that MBIA Insurance Corporation ("MBIA") intends to seek payment of MBIA's costs and expenses incurred by its legal and financial advisors and certain alleged advisory services of MBIA by virtue of certain financial guarantee insurance policies issued by MBIA in connection with the Montana Pollution Control Bond Obligations and/or the South Dakota Pollution Control Bond Obligations. The Debtor intends to object to paying any such costs, expenses and fees, but will do so if otherwise ordered by the Court.

ARTICLE VI

IMPLEMENTATION OF THE D&O TRUST

        6.1    Creation of the D&O Trust.    On the Effective Date, the D&O Trust shall be created in accordance with this Plan and the D&O Trust Documents. The D&O Trust shall be a "qualified settlement fund" within the meaning of Section 468E of the Internal Revenue Code and the regulations issued thereunder. The purpose of the D&O Trust is to assume liability for any D&O Trust Claims that arise out of the D&O Proceedings and to use the D&O Trust Assets to pay such D&O Trust Claims and the Defense Costs in accordance with the D&O Trust Agreement and the TDP, and in such a way that all holders of D&O Trust Claims that involve similar Claims are treated in substantially the same manner. On the Effective Date, all right, title and interest in and to the D&O Trust Assets and any proceeds or Causes of Action thereunder shall be transferred to and vested in the D&O Trust, free and clear of all Claims, Equity Interests, Encumbrances and other interests of any Person without any further action of any Person.

        6.2    Appointment of the Trustee.    Prior to or at the Effective Date, the Debtor shall nominate the Trustee of the D&O Trust. The Bankruptcy Court, after notice and opportunity for hearing, shall appoint the initial Trustee to serve as Trustee of the D&O Trust in accordance with the D&O Trust Agreement, effective as of the Effective Date.

        6.3    Appointment of Trust Advisory Committee Members.    Prior to or at the hearing with respect to the confirmation of this Plan, the Debtor, the Creditors' Committee and the holders of D&O Trust Claims shall nominate three (3) members to the TAC. On the Confirmation Date, effective as of the Effective Date, the Bankruptcy Court shall appoint the initial members of the TAC (and thereupon the TAC shall be formed) to serve as members of the TAC in accordance with the D&O Trust Agreement.

        6.4    Insurance Assignment.    On the Effective Date, Debtor and each of the D&O Insurance Contributors shall execute and deliver the Insurance Assignment Agreement and such agreement shall thereupon be the valid, binding and enforceable obligation of each party thereto in accordance with the terms thereof. Within six (6) months of the Effective Date, at the direction and request of the D&O Trust, a D&O Insurance Entity or Reorganized Debtor, as applicable, shall pursue any D&O Insurance Rights for the benefit of and to the fullest extent required by the D&O Trust, by negotiation or, if necessary, by the initiation of all appropriate and necessary legal action, to secure such D&O Insurance Rights and shall take such other action as the D&O Trust may request, including but not limited to granting to D&O Trust a security interest in the D&O Insurance Rights and commencing a declaratory judgment action to ascertain whether assignment of those D&O Insurance Rights constitutes a breach thereof. A D&O Insurance Contributors or the Reorganized Debtor, as applicable, shall immediately transfer any amounts recovered under or on account of any of the D&O Insurance Rights to the D&O Trust; provided, however, that while any such amounts are held by or under the control of a D&O Insurance Contributors, such amounts shall be held in trust for the benefit of the D&O Trust.

        6.5    Transfer of Claims and Demands to the D&O Trust.    On the Effective Date, all liabilities, obligations, and responsibilities relating to all D&O Trust Claims shall be transferred to the D&O Trust.

        6.6    Discharge of Liabilities to Holders of D&O Trust Claims.    Except as provided in the Plan Documents and the Confirmation Order, the transfer to, vesting in, and assumption by the D&O Trust of the D&O Trust Assets and the D&O Insurance Assignment as contemplated by this Plan, the D&O Protected Parties Settlement Agreement, and the Insurance Assignment Agreement, among other things, on the Effective Date shall (a) discharge, release and extinguish all obligations and liabilities of the Debtor and Reorganized Debtor for and in respect of all D&O Trust Claims, and (b) discharge, release and extinguish all obligations and liabilities of the Released Parties for and in respect of all

D&O Trust Claims. On the Effective Date, the D&O Trust shall assume liability for any D&O Trust Claims that arise out of the D&O Proceedings and shall pay the D&O Trust Claims and Defense Costs in accordance with the TDP.

        6.7    Institution and Maintenance of Legal and Other Proceedings.    As of the Effective Date, the D&O Trust shall be empowered to initiate, prosecute, defend, and resolve all Causes of Action related to any asset, liability, or responsibility of the D&O Trust. The D&O Trust shall be empowered to initiate, prosecute, defend, settle, maintain, administer, preserve, pursue, and resolve all Causes of Action arising from or related to the D&O Insurance Rights. The D&O Insurance Entities shall be empowered to initiate, prosecute, defend, settle, maintain, administer, preserve, pursue, and resolve all Causes of Action arising from or related to their respective insurance rights to the extent permitted or required by the Insurance Assignment Agreement.

        6.8    Indemnification by the D&O Trust.    As and to the extent provided in the D&O Trust Agreement, the D&O Trust will indemnify and hold harmless each of: (a) the Debtor and Reorganized Debtor and their respective Subsidiaries and their respective past, present and future representatives, in their capacities as such, and (b) the Released Parties.

        6.9    D&O Insurance Entity Injunction.

        (a)    Purpose and Provisions.    To protect the D&O Trust and preserve its assets, pursuant to the equitable jurisdiction and power of the Bankruptcy Court under Section 105(a) of the Bankruptcy Code, the Bankruptcy Court shall issue the D&O Insurance Entity Injunction, as described in Section 10.5(c) of this Plan; provided, however, that: (i) the D&O Trust shall have the sole and exclusive authority at any time to terminate or reduce or limit the scope of, the D&O Insurance Entity Injunction with respect to any D&O Insurance Entity upon express written notice to such D&O Insurance Entity; and (ii) the D&O Insurance Entity Injunction is not issued for the benefit of any D&O Insurance Entity and no D&O Insurance Entity is a third-party beneficiary of the D&O Insurance Entity Injunction.

        (b)    Terms.    Subject to the provisions provided in Section 6.9(c) of this Plan, all Persons (not including the D&O Trust and, to the extent permitted or required under Section 6.7 of this Plan or the Insurance Assignment Agreement, Reorganized Debtor and the D&O Insurance Entities) that have held or asserted, that hold or assert, or that may in the future hold or assert any Claim, demand or Cause of Action (including any D&O Trust Claim or any Claim or demand for or respecting any Trust Expenses), against any D&O Insurance Entity, based upon, relating to, arising out of, or in any way connected with any Claim, demand, D&O Insurance Rights, D&O Policies, or Release Parties Settlement Agreement whenever and wherever arisen or asserted (including all Claims in the nature of or sounding in tort, or under contract, warranty, or any other theory of law, equity or admiralty) shall be stayed, restrained, and enjoined from taking any action for the purpose of directly or indirectly collecting, recovering or receiving payments, satisfaction or recovery with respect to any such Claim, demand, or Cause of Action, including:

            (i)  commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including a judicial, arbitration, administrative, or other proceeding) in any forum with respect to any such Claim, demand, or Cause of Action against any D&O Insurance Entity or against the property of any D&O Insurance Entity, with respect to any such Claim, demand or Cause of Action;

           (ii)  enforcing, levying, attaching, collecting or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree or other order against any D&O Insurance Entity, or against the property of any D&O Insurance Entity, with respect to any such Claim, demand, or Cause of Action;

          (iii)  creating, perfecting, or enforcing in any manner, directly or indirectly any Lien against any D&O Insurance Entity, or the property of any D&O Insurance Entity, with respect to any such Claim, demand, or Cause of Action;

          (iv)  except as otherwise specifically provided in this Plan, asserting or accomplishing any setoff, right of subrogation, indemnity, or contribution of any kind, directly or indirectly, against any obligation due any D&O Insurance Entity or against the property of any D&O Insurance Entity, with respect to any such Claim, demand, or Cause of Action; and

           (v)  taking any act in any manner in any place whatsoever that does not conform to, or comply with, the provisions of the Plan Documents relating to such Claim, demand, or Cause of Action,

provided, however, that (x) the D&O Trust shall have the sole and exclusive authority at any time to terminate, or reduce, or limit the scope of, the D&O Insurance Entity Injunction with respect to any D&O Insurance Entity upon express written notice to such D&O Insurance Entity and (y) the D&O Insurance Entity Injunction is not issued for the benefit of any D&O Insurance Entity and no D&O Insurance Entity is a third-party beneficiary of the D&O Insurance Entity Injunction.

        (c)    Reservations.    Notwithstanding anything to the contrary above, this D&O Insurance Entity Injunction shall not enjoin:

            (i)  the rights of Persons to the treatment accorded them under this Plan, including the rights of Persons with D&O Trust Claims or Defense Costs to assert such D&O Trust Claims or Defense Costs against the D&O Trust in accordance with the TDP;

           (ii)  the rights of Persons to assert any Claim, debt, obligation, or liability for payment of Trust Expenses against the D&O Trust;

          (iii)  the rights of the D&O Trust to prosecute any action based on or arising from the D&O Insurance Rights;

          (iv)  the rights of Reorganized Debtor and the D&O Insurance Entities for the benefit of the D&O Trust (but only to the extent permitted or required under Section 6.7 of this Plan or the Insurance Assignment Agreement) to prosecute any action based on or arising from D&O Insurance Rights;

           (v)  the rights of the D&O Trust to assert any Claim, debt, obligation, or liability for payment against a D&O Insurance Entity based on or arising from the D&O Insurance Rights;

          (vi)  the rights of Reorganized Debtor and the D&O Insurance Entities for the benefit of the D&O Trust (but only to the extent permitted or required under Section 6.7 of this Plan or the Insurance Assignment Agreement) to assert any Claim, debt, obligation, or liability for payment against such D&O Insurance Entity based on or arising from the D&O Insurance Right;

         (vii)  the rights of Reorganized Debtor and the D&O Insurance Entities for the benefit of the D&O Trust (but only to the extent permitted or, required under Section 6.7 of this Plan or the Insurance Assignment Agreement) to assign a Cause of Action against any D&O Insurance Entity to a holder of a D&O Trust Claim or Defense Costs and for such Claimant to assert any Claim, debt obligation, or liability for payment against such D&O Insurance Entity; and

        (viii)  any rights of the TA Debtors that may arise under any of the D&O Policies.

        6.10    The D&O Trust Channeling Injunction.    Pursuant to and in connection with the Confirmation Order, the Bankruptcy Court shall enter or affirm the D&O Trust Channeling Injunction.

ARTICLE VII

VOTING AND DISTRIBUTIONS;
AND TREATMENT OF DISPUTED, CONTINGENT
AND UNLIQUIDATED CLAIMS AND EQUITY INTERESTS

        7.1    Voting of Claims.    Each holder of an Allowed Claim in an impaired Class which is entitled to retain or receive property under this Plan shall be entitled to vote separately to accept or reject this Plan and indicate such vote on a duly executed and delivered Ballot as provided in such order as is entered by the Bankruptcy Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject this Plan, or any other order or orders of the Bankruptcy Court.

        7.2    Nonconsensual Confirmation.    If any impaired Class entitled to vote shall not accept this Plan by the requisite statutory majorities provided in Sections 1126(c) or 1126(d) of the Bankruptcy Code, as applicable, or if any impaired class is deemed to have rejected this Plan, the Debtor reserves the right (a) to undertake to have the Bankruptcy Court confirm this Plan under Section 1129(b) of the Bankruptcy Code and (b) to amend this Plan in accordance with Section 13.3 of this Plan to the extent necessary to obtain entry of the Confirmation Order.

        7.3    Method of Distributions Under this Plan

        (a)    In General.    Subject to Bankruptcy Rule 9010, all Distributions under this Plan, other than with respect to Secured Bondholder Claims which are Reinstated pursuant to this Plan, on account of D&O Trust Claims, South Dakota Pollution Control Bond Claims, Gas Transition Bond Claims and Montana Pollution Control Bond Claims, shall be made by Reorganized Debtor (or the Disbursing Agent) to the holder of each Allowed Claim at the address of such holder as listed in the Debtor's books and records or on the Schedules as of the Confirmation Date, unless the Debtor or Reorganized Debtor have been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or notice of transfer of claim filed by such holder that provides an address, if any, for such holder different from the address reflected in the Debtor's books and records or on the Schedules; provided that all Distributions to the DIP Lenders under Section 4.3(b) of this Plan shall be made by Reorganized Debtor (or the Disbursing Agent) to Bank One, N.A., as agent, or any successor agent thereto, for disbursement to the DIP Lenders. With respect to D&O Trust Claims, Distributions to holders of D&O Trust Claims shall be made in accordance with the terms of the D&O Trust Documents. With respect to South Dakota Pollution Control Bond Claims, Gas Transition Bond Claims and Montana Pollution Control Bond Claims, Distributions to holders of South Dakota Pollution Control Bond Claims, Gas Transition Bond Claims or Montana Pollution Control Bond Claims, as the case may be, shall be made to the respective indenture trustees. Each indenture trustee shall, in turn, administer the distribution to the holders of the debt issues under the applicable indenture in accordance with the terms of such indenture. The reasonable fees and expenses of each indenture trustee incurred on or after the Effective Date in connection with the Distributions described herein, including the reasonable fees and expenses of the indenture trustee's professionals and agents, shall be paid by the Reorganized Debtor without further application to or order of the Bankruptcy Court.

        (b)    Distributions of Cash.    Any payment of Cash made by Reorganized Debtor (or the Disbursing Agent) or the D&O Trust pursuant to this Plan shall be made by check drawn on a domestic bank or by wire transfer; provided that all Distributions of Cash to the DIP Lenders shall be made by Reorganized Debtor (or the Disbursing Agent) to Bank One, N.A., as agent, or any successor DIP Agent under the DIP Loan Agreement, by wire transfer of immediately available funds for disbursement to the DIP Lenders.

        (c)    Timing of Distributions.    Any payment or Distribution required to be made under this Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

        (d)    Fractional Dollars.    Whenever any payment of a fraction of a dollar would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollars (rounding down in the case of $0.50 or less and rounding up in the case of more than $0.50).

        (e)    Fractional Shares.    No fractional shares of New Common Stock shall be distributed under this Plan. When any Distribution on account of an Allowed Claim pursuant to this Plan would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, such fractional interests shall be combined into as many whole shares as possible and shall be redistributed to holders of Allowed Claims with fractional interests, in descending order, until all such whole shares are distributed.

        (f)    Distributions to Holders as of the Confirmation Date.    As of the close of business on the Confirmation Date, the claims register (for Claims) and the transfer ledgers (for Secured Notes and Unsecured Notes) shall be closed, and there shall be no further changes in the record holders of any Claims or Equity Interests. The Debtor and Reorganized Debtor shall have no obligation to recognize any transfer of any Claims or Equity Interests occurring after the close of business on the Confirmation Date, and shall instead be entitled to recognize and deal for all purposes under this Plan (except as to voting to accept or reject this Plan pursuant to Section 7.1 of this Plan) with only those holders of record as of the close of business on the Confirmation Date.

        7.4    Objections to and Resolution of Administrative Claims, Claims and Equity Interests.    Except as to applications for allowance of compensation and reimbursement of expenses under Sections 330 and 503 of the Bankruptcy Code (with respect to which procedures respecting objections shall be governed by Section 2.2(b) of this Plan and the Confirmation Order or other Final Order), any party in interest may file objections to the allowance of any Administrative Claims, Claims and Equity Interests subsequent to the Confirmation Date. All objections shall be litigated to Final Order; provided, however, that Reorganized Debtor shall have the exclusive authority to compromise, settle, otherwise resolve or withdraw any objections filed by Reorganized Debtor. If any joinder is made with respect to an objection, and the objection is subsequently withdrawn, the joinder shall be deemed withdrawn as well. Unless otherwise ordered by the Bankruptcy Court, all objections to the allowance of Administrative Claims, Claims or Equity Interests that are the subject of proofs of claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses), shall be filed and served upon the holder of the Administrative Claim, Claim or Equity Interest as to which the objection is made as soon as is practicable, but in no event later than ninety (90) days after the Effective Date or such later date as may be approved by the Bankruptcy Court.

        7.5    Establishment and Maintenance of Reserve for Disputed Claims.    Reorganized Debtor shall maintain the Disputed Claims Reserve equal to the aggregate of any distributable amounts of Cash and New Common Stock equal to the relevant percentage of the Distributions to which holders of Disputed Claims would be entitled under this Plan if such Disputed Claims were Allowed Claims in the amount of such Disputed Claim or such lesser amount as required by a Final Order. For the purposes of effectuating the provisions of this Section and the Distributions to holders of Allowed Claims, the Debtor may, at any time and regardless of whether an objection to the Disputed Claim has been brought, request that the Bankruptcy Court estimate, set, fix or liquidate the amount of Disputed Claims pursuant to Section 502(c) of the Bankruptcy Code, in which event the amounts so estimated, fixed or liquidated shall be deemed the Allowed amounts of such Claims for purposes of distribution under this Plan. In lieu of estimating, fixing or liquidating the amount of any Disputed Claim, the Bankruptcy Court may determine the amount to be reserved for such Disputed Claim (singularly or in the aggregate), or such amount may be fixed by an agreement in writing by and between the Debtor and the holder of a Disputed Claim.

        7.6    Distributions Upon Allowance of Disputed Claims.    The holder of a Disputed Claim that becomes an Allowed Claim subsequent to the Effective Date shall receive Distributions from the Disputed Claims Reserve as soon as practical following the date on which such Disputed Claim becomes an Allowed Claim pursuant to a Final Order. Such Distributions shall be made in accordance with this Plan based upon the Distributions that would have been made to such holder under this Plan if the Disputed Claim had been an Allowed Claim on or prior to the Effective Date plus any interest, dividends or other Distributions earned thereon. No holder of a Disputed Claim shall have any Claim against the Disputed Claims Reserve or Reorganized Debtor with respect to such Claim until such Disputed Claim shall become an Allowed Claim, and no holder of a Disputed Claim shall have any right to interest, dividends or other Distribution on such Disputed Claim except as provided in this Section.

        7.7    Surplus Distribution.    The following assets shall constitute Surplus Distributions: (i) Unclaimed Property; and (ii) to the extent that a Disputed Claim is not Allowed or becomes an Allowed Claim in an amount less than the Disputed Claim Amount, any excess of the amount of Cash or New Common Stock in the Disputed Claims Reserve attributable to such Disputed Claim over the amount of Cash or New Common Stock actually distributed on account of such Disputed Claim plus any interest, dividends or other Distributions earned thereon. On each Subsequent Distribution Date, the holders of Allowed Claims shall receive a Pro Rata Share in the Surplus Distributions attributable to such holders' Class; provided, however that Reorganized Debtor shall not be under any obligation to make Surplus Distributions on a Subsequent Distribution Date unless the aggregate market value of the Surplus Distributions (which value shall be determined based on the intrinsic value as of the Effective Date) to be distributed on such Subsequent Distribution Date exceeds $50,000 in any Class; provided, further that if the Final Distribution required under this Plan is less than $25,000 in aggregate market value in any Class such Surplus Distributions shall revest in Reorganized Debtor.

        7.8    Distributions Relating to Allowed Insured Claims.    Distributions under this Plan to each holder of an Allowed Insured Claim shall be in accordance with the treatment provided under this Plan for the Class in which such Allowed Insured Claim is classified, but solely to the extent that such Allowed Insured Claim is not satisfied from proceeds payable to the holder thereof under any pertinent insurance policies and applicable law. Nothing contained in this Section shall constitute or be deemed a waiver of any Cause of Action that the Debtor or any Person may hold against any other Person, including, without limitation, insurers under any policies of insurance.

        7.9    Plan Committee.    On or before the Effective Date, the Creditors' Committee shall appoint members of the existing Creditors' Committee to a committee (the "Plan Committee") for the purpose of overseeing the remaining Claims reconciliation and settlement process. Notwithstanding any other provision in this Plan, after the Effective Date, both the Debtor and Reorganized Debtor shall settle and compromise Claims according to the following procedures: (i) if the resulting settlement provides for an Allowed Claim in an amount less than or equal to $100,000, Reorganized Debtor may settle the claim and execute necessary documents, including a stipulation of settlement or release, in its sole discretion and without notice to any party; and (ii) if the resulting settlement provides for an Allowed Claim in an amount greater than $100,001, Reorganized Debtor may settle the Claim, in accordance with the provisions and procedures set forth in the Plan Committee By-Laws, which provides the Plan Committee with, among other things, the right to object such claims.

ARTICLE VIII

EXECUTORY CONTRACTS AND UNEXPIRED LEASES;
INDEMNIFICATION CLAIMS; AND RETIREE BENEFITS

        8.1    Executory Contracts and Unexpired Leases.

        (a)   Subject to Section 8.1(b) of this Plan, and excluding the Milltown Settlement and Milltown Stipulation, any unexpired lease or executory contract that has not been expressly rejected by the Debtor or treated in this Plan with the Bankruptcy Court's approval on or prior to the Confirmation Date shall, as of the Effective Date, be deemed to have been assumed by the Debtor unless there is pending before the Bankruptcy Court on the Effective Date a motion to reject such unexpired lease or executory contract (including, but not limited to any collective bargaining agreements) or such executory contract or unexpired lease is otherwise designated for rejection (including, but not limited to any collective bargaining agreements), provided, that (i) such lease or executory contract is ultimately rejected; (ii) the filing of the Confirmation Order shall be deemed to be a rejection of all then outstanding unexercised stock options, warrants and similar rights; and (iii) in accordance with Section 1123(a)(5)(G) of the Bankruptcy Code, on the Effective Date or within ninety (90) days of the Effective Date, or such other time as may be agreed to by the Reorganized Debtor and the claimant, Reorganized Debtor shall cure all defaults under any executory contract or unexpired lease assumed pursuant to this Section 8.1 by making a Cash payment in an amount agreed to between Reorganized Debtor and the claimant, or as otherwise fixed pursuant to a Final Order.

        (b)   At least fifteen (15) days prior to the Voting Deadline (or such later date as the Bankruptcy Court may fix), the Debtor shall file schedules setting forth each of its executory contracts and unexpired leases to be assumed and assigned under this Plan and identifying those contracts and leases to be rejected, and the Person to which such executory contract or unexpired lease shall be assigned, together with the cure amount(s), if any, to be paid respecting such executory contracts and leases. Any party who disputes the proposed cure amount must file an objection not later than the date fixed for filing objections to confirmation of this Plan and any dispute respecting such cure amounts will be determined by the Bankruptcy Court at the Confirmation Hearing or on such later date as the Bankruptcy Court may fix. Notwithstanding the foregoing, the Debtor reserves the right, until five (5) days prior to the Confirmation Hearing, to seek to reject any executory contract or unexpired lease included on the schedule, to assume subject to the other contract party's right to (a) receive notice of the rejection, (b) object to the Debtor's rejection and (c) change its vote on the Debtor's Plan. The listing of a contract or lease on the foregoing schedules shall not constitute an admission by the Debtor that such agreement is an executory contract or an unexpired lease or that the Debtor has any liability thereunder.

        8.2    Claims Deadline for Filing Proofs of Claims Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to this Plan.    Claims arising out of` the rejection of an executory contract or unexpired lease designated for rejection hereunder or pursuant to the Confirmation Order, must be filed with the Bankruptcy Court and served upon the Debtor or Reorganized Debtor by no later than 30 days after the notice of entry of an order approving such rejection or as otherwise may be provided in the Confirmation Order. Any Claims not filed within such time will be forever barred from assertion against the Debtor, the Estate, Reorganized Debtor and its property, and the holders thereof shall not be entitled to any Distribution under this Plan or otherwise from the Debtor or Reorganized Debtor. Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of executory contracts and unexpired leases shall be treated as General Unsecured Claims under this Plan.

        8.3    Insurance Policies.    Each of the Debtor's insurance policies (except for the proceeds of certain D&O Policies being assigned to the D&O Trust) and any agreements, documents or instruments relating thereto, including, without limitation, any retrospective premium rating plans relating to such policies, are treated as executory contracts under this Plan. Notwithstanding the foregoing, distributions under this Plan to any holder of a Claim covered by any such insurance policies and related agreements, documents or instruments that are assumed hereunder, shall be in accordance with the treatment provided under Article IV and Article VI hereof. Each of the D&O Policies being assigned to the D&O Trust and any agreements, documents or instruments relating thereto, including, without limitation, any retrospective premium rating plans relating to such policies, are treated as assumed under this Plan. Nothing contained in this Section 8.3 shall constitute or be deemed a waiver of any Cause of Action that the Debtor may hold against any Person, including, without limitation, the insurer under any of the Debtor's policies of insurance.

        The Debtor is the plaintiff in an adversary proceeding styled NorthWestern Corporation v. National Union Fire Insurance Company of Pittsburgh, P.A., Adv. Proc. No. 04-53072 (CGC) (the "National Union Adversary Proceeding"). In the National Union Adversary Proceeding, the parties dispute whether the Debtor has a right to coverage arising from or under Commercial Umbrella Policy, number BE-932-96-74, with a policy period of September 1, 1999 through September 1, 2000, issued to Montana Power Company by National Union Fire Insurance Company of Pittsburgh, P.A. (the "National Union Policy"). The parties intend that only a final binding order or settlement agreement entered in the National Union Adversary Proceeding shall control the parties' respective rights and obligations arising from or under the National Union Policy. As such, nothing contained in the Plan or Confirmation Order, including the Debtor's assumption of executory contracts under Section 8.1 through 8.3 of this Plan, shall affect coverage under the National Union Policy or National Union's rights, defenses, limitations and/or exclusions to be raised in the National Union Adversary Proceeding.

        8.4    Indemnification Claims.    Indemnity claims not channeled to the D&O Trust shall be paid: (i) if Allowed on the Effective Date, in full in cash on the Effective Date; and (ii) if not then Allowed, such indemnity claim shall be assumed and paid in the ordinary course when such claim is Allowed.

        8.5    Compensation and Benefit Programs.    Except as otherwise provided in this Plan or subsequent motion prior to the Effective Date, all employment plans, practices, programs and policies maintained by the Debtor as of the Effective Date shall remain in full force and effect following the Effective Date, subject to any and all rights of the Debtor under applicable non-bankruptcy law to amend or terminate such plans, practices, programs and policies.

        8.6    Retiree Benefits.    Payment of any Retiree Benefits (as such benefits may have been modified during the Chapter 11 Case) shall be continued solely to the extent, and for the duration of the period, the Debtor is contractually or legally obligated to provide such benefits, subject to any and all rights of the Debtor under applicable law (including, without limitation, the Debtor's right to amend or terminate such benefits prior to or after the Effective Date).

        The Debtor has established and maintained two (2) pension plans for its employees, known as the NorthWestern Energy Pension Plan and the NorthWestern Pension Plan (collectively, the "Pension Plans"). The Pension Plans are single employer defined benefit plans covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), 29 U.S.C. § 1301 et seq. The Pension Plans will not be terminated during the Debtor's Chapter 11 Case and the Debtor will continue to sponsor the Pension Plans after emerging from Chapter 11, assuming the Plan is confirmed.

        The Pension Benefit Guaranty Corporation ("PBGC"), a United States Government corporation which guarantees the payment of certain pension benefits upon termination of a pension plan, has asserted that the Pension Plans may be underfunded on a termination basis. The PBGC has filed contingent claims against the Debtor for unfunded benefit liabilities under 29 U.S.C. §§ 1362 and 1368; for unpaid minimum funding contributions under 29 U.S.C. § 1082 and 26 U.S.C. § 412; and for unpaid premiums under 29 U.S.C. § 1307. The PBGC has asserted that portions of these claims may be entitled to priority. PBGC's claims are contingent upon termination of the Pension Plans during the Chapter 11 Case.

        8.7    QF Agreements.    As of the Petition Date, the Debtor was party to approximately fourteen (14) power purchase agreements giving rise to the QF Claims as defined herein. As of the filing of the Plan, the Debtor has elected not to file a motion to reject any of the QF agreements. Unless the Debtor files a motion to reject any of the QF agreements on or before the Confirmation Date, as of the Effective Date, such QF agreements shall be deemed assumed by the Reorganized Debtor.

ARTICLE IX

CORPORATE GOVERNANCE, MANAGEMENT
AND STRUCTURE OF REORGANIZED DEBTOR

        9.1    Management of Reorganized Debtor.    On the Effective Date, the management, control and operation of Reorganized Debtor shall become the general responsibility of the board of directors of Reorganized Debtor (the "New Board"), which shall, thereafter, have responsibility for the management, control and operation of Reorganized Debtor in accordance with applicable law.

        9.2    Directors and Officers of Reorganized Debtor.

        (a)    Board of Directors of Reorganized Debtor.    As of the Effective Date, the initial New Board of Reorganized Debtor shall consist of seven (7) members of which six (6) shall be designated by the Creditors' Committee and one (1) of which shall be the Chief Executive Officer of the Reorganized Debtor. The designation of the board members for Reorganized Debtor shall be filed with the Bankruptcy Court on or prior to five (5) business days prior to the commencement date of the Confirmation Hearing, or such other date as the Bankruptcy Court may establish. On the Effective Date, the authority, power and incumbency of the persons then acting as directors of the Debtor shall be terminated and such directors shall be deemed to have been removed by unanimous vote of stockholders, and the directors of Reorganized Debtor that are selected in accordance with this Section 9.2 shall be deemed to have been elected by unanimous vote of the stockholders and shall have responsibility for the management, control and operations of Reorganized Debtor.

        (b)    Officers of Reorganized Debtor.    On the Effective Date, the officers of the Debtor immediately prior to the Effective Date shall serve as the officers of Reorganized Debtor. After the Effective Date, the officers of Reorganized Debtor shall be determined by the New Board in accordance with Delaware law.

        9.3    Corporate Action, New Incentive Plan and Management Compensation.

        (a)   Pursuant to Section 303 of the Delaware General Corporation Law, all terms of this Plan may be put into effect and carried out without further action by the directors or stockholders of the Debtor or Reorganized Debtor, who shall be deemed to have unanimously approved this Plan and all agreements and transactions provided for or contemplated herein, including, without limitation: (i) the adoption of the Reorganized Debtor Charter and by-laws; (ii) removal of existing directors and the initial selection of directors and officers of Reorganized Debtor; and (iii) the distribution of Cash and the issuance and distribution of New Common Stock pursuant to this Plan; and (iv) implementation of the New Incentive Plan.

        (b)   Notwithstanding the forgoing, 2,265,957 shares of New Common Stock representing 6% on a fully diluted basis of the shares to be issued and outstanding of Reorganized Debtor shall be reserved for any New Incentive Plan to be established by the New Board; provided, however, that 228,320 shares of the reserved New Common Stock will be allocated and delivered to those management employees set forth on Schedule 9.3 to this Plan as special recognition grants ("Special Recognition Grants"). The Special Recognition Grants shall vest according to the following schedule: (i) 50% on the Effective Date of the Plan; and (ii) 50% over the ensuing two to three years following the Effective Date, such vesting period to be determined by the New Board. Additionally, the Special Recognition Grants not

then vested shall vest immediately upon a "change of control" as determined by the New Board. With respect to any employee of the Reorganized Debtor receiving a Special Recognition Grant, any grant not yet vested shall vest immediately upon the termination of such employee following the Effective Date; provided, however, that if such employee is terminated for cause such employee shall forfeit any remaining portion of his or her Special Recognition Grant.

        (c)   Other than as provided for in sub paragraph (b) of this Section 9.3, the New Board, in its sole discretion, will decide all other issues related to the New Incentive Plan and management compensation including, but not limited to, employment agreements, base salaries, change of control provisions, short and long-term incentives, benefits and the like as is normal and customary for senior management of corporations similar to Reorganized Debtor.

        9.4    Reorganized Debtor Corporate Structure.    Reorganized Debtor's regulated energy and utility businesses and assets will be "ring fenced" in that such assets and businesses will be owned by Reorganized Debtor as the parent company. All of the Debtor's and Reorganized Debtor's non-regulated energy related or other businesses will be held in wholly owned subsidiaries of Reorganized Debtor. These wholly owned subsidiaries have, and are anticipated to have, no employees of their own, but will be served by Reorganized Debtor's utility employees whose costs will be charged to the non-regulated subsidiaries through intercompany transfer pricing, which pricing mechanisms will be subject to review by the regulatory commissions having jurisdiction over Reorganized Debtor's rates. Any debt incurred by the non-regulated subsidiaries' operations will be incurred at the subsidiary level and will be non-recourse to Reorganized Debtor.

ARTICLE X

EXCULPATION, INJUNCTIONS, AND DISCHARGE

        10.1    Exculpation.    None of the Debtor, Reorganized Debtor, the DIP Lenders, the Creditors' Committee, or any of their respective present or former Affiliates, Officers or Directors, or any of their respective present or former stockholders, members (in their capacity as members only), employees, advisors, attorneys, financial advisors, agents or Professionals in their capacities as such (collectively, the "Exculpated Parties") shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Case, the preparation or formulation of this Plan, the pursuit of confirmation of this Plan, the consummation of this Plan or the administration of this Plan or the property to be distributed under this Plan, except for willful misconduct or gross negligence, and, in all respects, the Exculpated Parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under this Plan; provided, however, that nothing in this Plan shall, or shall be deemed to, release the Exculpated Parties from, or exculpate the Exculpated Parties with respect to, their respective obligations or covenants arising pursuant to this Plan.

        10.2    Release of General Released Parties.    As of the Effective Date, in consideration for, and as part of the treatment afforded to the holders of Claims and Equity Interests under this Plan, and for other valuable consideration, each of the Debtor, Reorganized Debtor, the DIP Lenders, the Creditors' Committee, and each of their respective Affiliates and their respective parents, subsidiaries, Affiliates, Officers or Directors, or any of their former or present stockholders, members (in their capacity as members only), employees, advisors, attorneys, financial advisors, accountants, auditors, agents or Professionals in their capacities as such (collectively, the "General Released Parties") shall be deemed forever released and discharged from any and all known and unknown Causes of Action of any nature that any Person (including, without limitation, any holder of Claims and Equity Interests under this Plan) may have asserted, could have asserted, or could in the future assert, directly or indirectly, against any of the General Released Parties based on any act or omission relating to the Chapter 11 Case on or prior to the Effective Date, excluding gross negligence and willful misconduct; provided, however, that the foregoing release and discharge shall not apply to Causes of Action that arise from obligations or rights created under or in connection with this Plan or any agreement provided for or contemplated in this Plan.

        10.3    Mutual Releases by General Released Parties.    As of the Effective Date, each of the General Released Parties hereby unconditionally forever releases, waives and discharges all known and unknown Causes of Action of any nature that such General Released Party has asserted, may have asserted, could have asserted, or could in the future assert, directly or indirectly, against any of the other General Released Parties based on any act or omission relating to the Debtor or the Debtor's business operations (including, without limitation, the organization or capitalization of the Debtor or extensions of credit and other financial services and accommodations made or not made to the Debtor) or the Chapter 11 Case on or prior to the Effective Date; provided, however, that the foregoing release, waiver and discharge shall not apply to Causes of Action that arise from obligations or rights created under or in connection with this Plan or any agreement provided for or contemplated in this Plan.

        10.4    Discharge.    Except as otherwise expressly provided in Section 1141 of the Bankruptcy Code or this Plan, the Distributions made pursuant to and in accordance with the applicable terms and conditions of this Plan are in full and final satisfaction, settlement, release and discharge as against the Debtor of any debt that arose before the Effective Date, and any debt of a kind specified in Section 502(g), 502(h), or 502(i) of the Bankruptcy Code, and all Claims and Equity Interests of any nature, including, without limitation, any interest accrued thereon from and after the Petition Date, whether or not (i) a proof of claim or proof of interest based on such Debt, obligation or Equity Interest is filed or deemed filed under Section 501 of the Bankruptcy Code, (ii) such Claim or Equity Interest is Allowed under Section 502 of the Bankruptcy Code or (iii) the holder of such Claim or Equity Interest has accepted this Plan.

        10.5    Injunctions.

        (a)    Injunction Related to Discharge.    As of the Effective Date and subject to its occurrence, all Persons that have held, currently hold or may have asserted, directly, indirectly, derivatively or otherwise, a Claim, a Cause of Action or an Equity Interest or other right of a holder of an Equity Interest that is discharged, released or terminated pursuant to this Plan, are hereby permanently enjoined from commencing or continuing, in any manner or in any place, any action or other proceeding, enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order, creating, perfecting or enforcing any lien or encumbrance, asserting a set-off, or right of subrogation of any kind against any Debt, liability or obligation due to any such releasing Person, and from commencing or continuing any action, in any manner or in any place where the foregoing does not comply with or is inconsistent with the provisions of this Plan, and the Confirmation Order shall provide for such injunctions.

        (b)    Notwithstanding any provision of this Plan to the contrary, this Plan:

          (i)    shall not enjoin or extinguish any rights or claims asserted by PPL Montana, LLC ("PPL Montana") in its proof of claim dated January 13, 2004 (as may be amended)(8) or asserted in any other manner, including, without limitation, PPL Montana's counterclaims and right of setoff;

          (ii)   shall not affect any setoff rights, if any, of the United States of America;

(8)
PPL Montana amended its proof of claim on August 3, 2004.

          (iii)  shall not affect any setoff rights, if any, of Richard Hylland; and

          (iv)  shall not preclude or otherwise prohibit the Netexit Debtors, or any creditor, trustee or the Official Committee of Unsecured Creditors appointed in the Netexit Cases, from objecting to or expunging, modifying, offsetting, recharacterizing or subordinating any claim filed in the Netexit Cases, including but not limited to claims of the Debtor or any director or officer of the Debtor.

        (c)    Injunction Relating to Exculpation and Release.    As of the Effective Date, except as otherwise provided in this Plan, all Persons are hereby permanently enjoined from commencing or continuing, in any manner or in any place, any action or other proceeding, whether directly, derivatively or otherwise against any or all of the Exculpated Parties or General Released Parties, on account of or respecting any Claims, Debts, rights, Causes of Action or liabilities exculpated, released or discharged pursuant to this Plan, and the Confirmation Order shall provide for such injunctions.

        (d)    D&O Insurance Entity Injunction.    The purpose and terms of the D&O Insurance Entity Injunction are set forth in detail in Section 6.9 of this Plan.

        (e)    D&O Trust Channeling Injunction.    The sole recourse of the holder of a D&O Trust Claim in respect of such Claim shall be the D&O Trust pursuant to the provisions of the D&O Trust Channeling Injunction and the TDP, and such holder shall have no right whatsoever at any time to assert its D&O Trust Claim against the Debtor, Reorganized Debtor or any Released Party or any property or interest in property of the Debtor, Reorganized Debtor or any Released Party. Without limiting the foregoing, from and after the Effective Date, the D&O Trust Channeling Injunction shall apply to all holders of D&O Trust Claims including, without limitation, holders of Indemnification Claims in connection with any D&O Proceeding, and all such holders shall be permanently and forever stayed, restrained and enjoined from taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any D&O Trust Claims, other than from the D&O Trust in accordance with the D&O Trust Channeling Injunction and pursuant to the D&O Trust Documents:

          (i)    commencing, conducting or continuing in any manner, directly or indirectly, any suit, action, or other proceeding (including a judicial, arbitration, administrative or other proceeding) in any forum against or affecting the Debtor, Reorganized Debtor or any Released Party or any property or interests in property of the Debtor, Reorganized Debtor or any Released Party;

          (ii)   enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against the Debtor, Reorganized Debtor or any Released Party or any property or interests in property of the Debtor, Reorganized Debtor or any Released Party;

          (iii)  creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance or lien against the Debtor, Reorganized Debtor or any Released Party, or any property or interests in property of the Debtor, Reorganized Debtor or any Released Party;

          (iv)  setting off, seeking reimbursement of, contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owned to the Debtor, Reorganized Debtor or any Released Party or any property or interest in property of the Debtor, Reorganized Debtor or any Released Party; and

          (v)   proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the D&O Trust, except in conformity and compliance with the D&O Trust Agreement and the TDP.

Except as otherwise expressly provided in this Plan or the D&O Trust Documents, nothing contained in this Plan shall constitute or be deemed a waiver of any Claim, right or cause of action that the Debtor,

Reorganized Debtor or the D&O Trust may have against any Person in connection with or arising out of or related to a D&O Trust Claim.

        10.6    No Release, Discharge, Injunction as to Richard Hylland.    Notwithstanding any provision to the contrary set forth in this Plan, nothing herein shall be deemed to release, discharge or otherwise affect the Debtor's or Reorganized Debtor's rights to assert Claims or Causes of Action against Richard Hylland (excluding Claims for rights of indemnification and contribution with respect to the Class Action and D&O Proceedings), or defenses to any Claims which Richard Hylland has asserted or may assert against the Debtor.

        10.7    No Release as to Pension Plans.    Notwithstanding any language to the contrary in the Debtor's Plan, nothing in the Plan shall be construed as releasing, discharging, or otherwise relieving the Debtor or any other party who may be a fiduciary with respect to the Pension Plans of any potential liability for breaches of fiduciary duties owed to the Pension Plans under ERISA.

        10.8    No Release as to the Securities and Exchange Commission.    Notwithstanding any language to the contrary contained in the Disclosure Statement, Plan, and/or Confirmation Order, no provision shall release any non-Debtor, including any officer and/or director of the Debtor and/or any Non-Debtor included in the Released Parties, from liability to the United States Securities and Exchange Commission, in connection with any legal action brought by such governmental unit against such person(s).

        10.9    No Injunction Against or Impairment of Claims of Goldman, Sachs & Co. or Milbank Tweed Hadley & McCloy LLP Against Non-Debtors.    Notwithstanding any language to the contrary in the Disclosure Statement, Plan and/or Confirmation Order, no provision of the Plan or Confirmation Order enjoins, releases or otherwise impairs any claim of Goldman Sachs & Co. or Milbank Tweed Hadley & McCloy LLP against any person or entity other than the Debtor and the Reorganized Debtor or otherwise limits any defense, setoff, counterclaim or cross claim either may have against any person or entity, except that any recovery by Goldman Sachs & Co. or Milbank Tweed Hadley & McCloy LLP on such counterclaim or cross claim against the Debtor or Reorganized Debtor shall be limited by the Plan.

        10.10    No Release for Certain Netexit Parties.    Notwithstanding any language to the contrary contained in the Disclosure Statement, Plan, Confirmation Order, and/or Plan documents including, but not limited to, the D&O Trust Agreement or the D&O Protected Parties Settlement Agreement, no provision shall release the officers, directors, assignees, agents, employees, or attorneys of the Netexit Debtors from liability to the Netexit Debtors, or any creditor, trustee or the Official Committee of Unsecured Creditors appointed in the Netexit Cases, except to the extent any such claim, right or Cause of Action may be characterized as a D&O Proceeding or covered by the D&O Policies, the D&O Trust Channeling Injunction or the D&O Insurance Entity Injunction.

        10.11    No Release for Magten Asset Management Corporation.    Notwithstanding any language to the contrary contained in the Disclosure Statement, Plan, Confirmation Order, and/or Plan documents, no provision shall release Magten Asset Management Corporation, or any of its respective present or former Affiliates, officers or directors, or any of their respective present or former stockholders, members (in their capacity as members only), employees, advisors, attorneys, financial advisors, agents or Professionals in their capacities as such.

        10.12    Mutual Releases with Respect to Wilmington Trust and Harbert.    As of the Effective Date and other than with respect to Distributions provided for in Section 4.8 on account of their respective Allowed Unsecured Subordinated Note Claims and as part of the compromise and settlement with respect to Distributions to Class 8(a) provided for in the Plan, any and all Claims and Causes of Action both known and unknown on behalf of Harbert and Wilmington Trust, individually and collectively on the one hand, and on behalf of the Debtor, the Reorganized Debtor and the Creditors' Committee, on

the other hand, and each of the foregoing respective Affiliates and their parents, subsidiaries, officers, directors or any of their former or present stockholders, members (in their capacity as members only), employees, advisors, attorneys, financial advisors, accountants, auditors, agents or Professionals in their capacities as such, shall be deemed forever mutually released and discharged from any and all known and unknown Causes of Action of any nature that any Person may have asserted, could have asserted or could in the future assert, directly or indirectly, against each of Harbert, Wilmington Trust and the Debtor, the Reorganized Debtor and the Creditors' Committee respectively, specifically including but not limited to claims and issues, which have been raised by Harbert and Wilmington Trust concerning the Debtor's filings with respect to and claims of an exemption under the Public Utility Holding Company Act of 1935; provided, however, that any claims which Wilmington Trust may have in respect of an Indenture Trustees Charging Lien or that Wilmington Trust and/or Harbert may have pursuant to Section 5.18 herein are excluded from the forgoing releases subject to any objections that the Debtor, the Reorganized Debtor or the Creditors' Committee may assert thereto.

        10.13    Limitations of Releases, Exculpation, Discharge and Injunction.    Except as specifically provided for in this Plan, the releases, exculpation, discharge and injunctions (other than the D&O Trust Channeling Injunction and the D&O Insurance Entity Injunction) with respect to non-Debtor third parties shall be effective only as to those holders of Claims and Interests which vote to accept the Plan and mark their respective ballots in the place provided consenting and agreeing to the release, exculpation, discharge and injunction provisions of the Plan. The releases, exculpation, discharge and injunctions provided for in this Plan also shall not be effective with respect to those releases and settlement of claims proposed to be released and settled under the Class Action Settlement Documents in the event that both the Bankruptcy Court and the District Court do not approve such proposed settlement by final, non-appealable judgment and/or order, or approve the settlement on the condition that the Debtor limit the parties to whom the Debtor may give releases pursuant to such Class Action Settlement Documents.

ARTICLE XI

EFFECTIVENESS OF THIS PLAN

        11.1    Conditions to Confirmation.    It is a condition to the entry of the Confirmation Order that the following conditions have been satisfied or waived pursuant to Section 11.3 of this Plan:

        (a)   The Confirmation Order shall be in form and substance reasonably satisfactory to the Debtor and the Creditors' Committee; and

        (b)   The Bankruptcy Court shall have made findings and determinations, among others, substantially to the effect as follows:

          (i)    The D&O Trust Channeling Injunction and the D&O Insurance Entity Injunction are to be implemented in accordance with this Plan and the D&O Trust;

          (ii)   As of the Petition Date, the Debtor has been named as a defendant in securities actions seeking damages to which the Debtor is entitled to reimbursement from the D&O Policies;

          (iii)  The D&O Trust is to use its assets and income to pay D&O Trust Claims;

          (iv)  The Debtor is likely to be subject to substantial future demands for payment arising out of the same or similar conduct or events that gave rise to the D&O Trust Claims, which are addressed by the D&O Trust Channeling Injunction and the D&O Insurance Entity Injunction;

          (v)   The actual amounts, numbers, and timing of demands cannot be determined;

          (vi)  Pursuit of demands outside the procedures prescribed by this Plan and the TDP is likely to threaten this Plan's purpose to deal equitably with D&O Trust Claims;

          (vii) The terms of the D&O Trust Channeling Injunction and the D&O Insurance Entity Injunction, including any provisions barring actions against third parties, are set out in this Plan and described in the Disclosure Statement;

          (viii) Pursuant to court orders, the TDP or otherwise, the D&O Trust shall operate through mechanisms such as structured, periodic, or supplemental payments, pro rata distributions, matrices, or periodic review of estimates of the numbers and values of D&O Trust Claims or other comparable mechanisms, that provide reasonable assurance that the D&O Trust shall value, and be in a financial position to pay, D&O Trust Claims that involve similar D&O Trust Claims in substantially the same manner;

          (ix)  The D&O Trust Channeling Injunction and the D&O Insurance Entity Injunction are essential to this Plan and the Debtor's reorganization efforts;

          (x)   An identity of interests exists among the Debtor and the Released Parties such that a Claim asserted against any of the Released Parties gives rise to a Claim against the Debtor by the operation of the law of indemnity and contribution;

          (xi)  In light of the benefits provided, or to be provided, to the D&O Trust on behalf of each Released Party, the D&O Trust Channeling Injunction and the D&O Insurance Entity Injunction are fair and equitable with respect to the persons that might subsequently assert demands that would constitute D&O Trust Claims against any Released Party; and

          (xii) This Plan and its acceptance otherwise comply with Section 105 of the Bankruptcy Code;

        (c)   The D&O Trust Channeling Injunction and the D&O Insurance Entity Injunction shall have been implemented in connection with the D&O Trust and this Plan; and

        (d)   The D&O Trust shall have the sole and exclusive authority as of the Effective Date to defend all D&O Trust Claims.

        11.2    Conditions Precedent to Effectiveness.    This Plan shall not become effective unless and until the following conditions shall have been satisfied or waived pursuant to Section 11.3 of this Plan:

        (a)   the Confirmation Order, in form and substance reasonably acceptable to the Debtor and the Creditors' Committee, shall have been entered by the Bankruptcy Court and shall have become a Final Order;

        (b)   the Bankruptcy Court shall have entered or affirmed an order or orders entering the D&O Trust Channeling Injunction and the D&O Entity Injunction;

        (c)   each of the Plan Documents and the New Common Stock, in form and substance reasonably acceptable to the Debtor and the Creditors' Committee, shall have been effected or executed and delivered;

        (d)   the Debtor shall have distributed on the Effective Date to each holder of an Allowed Bank One DIP Financing Claim the amount of such Allowed Claim pursuant to the DIP Financing Order and the DIP Loan Documents in full satisfaction, settlement, release, extinguishment and discharge of such Allowed Claim, unless the holder of the Allowed Bank One DIP Financing Claim and the Debtor or Reorganized Debtor, as the case may be, agree to a different treatment thereof;

        (e)   all outstanding fees and expenses of Professionals retained by the Debtor and a Committee that are due and payable and have been authorized to be paid as of the Effective Date pursuant to an order of the Bankruptcy Court shall have been paid, and a reserve, sufficient to pay the reasonable estimated post-Effective Date fees and expenses of such Professionals shall have been established by the Debtor for the benefit of such Professionals. Payment of fees and expenses pursuant to this provision shall include the payment of the fees and expenses of the MPSC and the Montana Consumer

Counsel pursuant to the stipulation and settlement agreement between the Debtor, the MPSC and the Montana Consumer Counsel and approved by the Bankruptcy Court on July 19, 2004;

        (f)    all actions, other documents and agreements necessary to implement this Plan shall have been effected or executed and delivered;

        (g)   the D&O Trust Channeling Injunction and the D&O Insurance Entity Injunction shall be in full force and effect;

        (h)   the Debtor and all applicable Trustees shall have executed the D&O Trust Agreement;

        (i)    the D&O Insurance Contributors shall have executed and delivered counterparts of the Insurance Assignment Agreement and such agreement shall be in full force and effect;

        (j)    all Trust Assets that are to be delivered to the D&O Trust on the Effective Date shall have been delivered to the D&O Trust in accordance with the requirements of all applicable Plan Documents;

        (k)   the Reorganized Debtor Charter and by-laws shall be in full force and effect;

        (l)    the Debtor shall have obtained either: (i) a private letter ruling establishing that the D&O Trust is a "qualified settlement fund" pursuant to Section 468B of the Internal Revenue Code and the regulations issued pursuant thereto; or (ii) other decisions, opinions, or assurances regarding the tax consequences of this Plan satisfactory to the Debtor and the Creditors' Committee; and

        (m)  any other material condition the Debtor, after consultation with the Creditors' Committee, determines must be satisfied.

        11.3    Waiver of Conditions.    One or more of the conditions contained in Section 11.1 and Section 11.2 of this Plan may be waived with the prior execution of a written consent by or on behalf of the Debtor and the Creditors' Committee, in their judgment reasonably exercised.

        11.4    Effect of Failure of Conditions.    In the event that one or more of the conditions specified in Section 11.2 of this Plan have not occurred on or before 120 days after the Confirmation Date, upon notification submitted by the Debtor to the Bankruptcy Court, counsel for the Creditors' Committee, counsel for the DIP Lenders, and counsel for the CSFB Lenders (a) the Confirmation Order shall be vacated, (b) no Distributions under this Plan shall be made, (c) the Debtor and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (d) the Debtor's obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtor or any other Person or to prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor.

ARTICLE XII

REGULATION

        12.1    Regulation.    The Debtor continues to be subject to both federal and state regulation. The Debtor shall continue to be regulated by: (i) FERC; (ii) the MPSC in accordance with the Montana Public Utilities Law, the MPSC's policies and practices, and any other laws and regulations applicable to investor-owned utilities in the State of Montana with respect to the Debtor's Montana assets and operations; (iii) the SDPUC in accordance with South Dakota Public Utilities Law, the SDPUC's policies and procedures, and any other laws, regulations and orders applicable to investor-owned utilities in the State of South Dakota with respect to the Debtor's South Dakota assets and operations; and (iv) the NPSC in accordance with the Nebraska State Gas Regulation Act and the NPSC's rules and regulations applicable to jurisdictional utilities in the State of Nebraska with respect to the Debtor's Nebraska assets and operations.

        12.2    Rates and Tariffs.    Unless specifically provided for in this Plan, no provision herein is intended to impair, alter, modify, increase or decrease any prepetition or postpetition: (i) rate, tariff, regulatory order or regulatory proceeding of FERC, MPSC, SDPUC or NPSC; (ii) agreement relating to any such rate, tariff, order or proceeding; (iii) right of appeal, action or collateral challenge with respect to any of the foregoing; or (iv) the regulatory authority or jurisdiction of FERC, MPSC, SDPUC or NPSC.

        12.3    Stipulation and Settlement Agreement.    On July 8, 2004, the Debtor, the MPSC and the Montana Consumer Counsel entered into a Stipulation and Settlement Agreement resolving outstanding issues and disputes by and among the parties. The Stipulation and Settlement Agreement was approved by the Bankruptcy Court in an order dated July 15, 2004. The Stipulation and Settlement Agreement is hereby incorporated, in its entirety, along with all exhibits, by reference to this Plan.

ARTICLE XIII

RETENTION OF JURISDICTION

        13.1    Retention of Jurisdiction.    Following the Effective Date, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Case and this Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

        (a)   to hear and determine any and all objections to the allowance of any Claims or any controversies as to the classification of any Claims;

        (b)   to hear and determine any and all applications by Professionals for compensation and reimbursement of reasonable fees and expenses;

        (c)   to hear and determine any and all pending applications for the rejection and disaffirmance of executory contracts (including, without limitation, any collective bargaining agreements) and unexpired leases, and fix and allow any Claims resulting therefrom;

        (d)   to liquidate any Disputed Claim;

        (e)   to enforce the provisions of this Plan, including the injunction, exculpation and releases provided for in this Plan;

        (f)    to enable the Debtor to prosecute any and all proceedings which have been or may be brought prior to the Effective Date, or subsequent to the Effective Date, to set aside liens or encumbrances and to recover any transfers, assets, properties, or damages to which the Debtor may be entitled under applicable provisions of the Bankruptcy Code or any federal state, or local laws;

        (g)   to correct any defect, cure any omission, or reconcile any inconsistency in this Plan or in the Confirmation Order as may be necessary to carry out its purpose and the intent of this Plan;

        (h)   to determine any Claim or liability to a governmental unit which may be asserted as a result of the transactions contemplated herein;

        (i)    to hear and determine matters concerning state, local, and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code;

        (j)    to hear and determine any matters or disputes respecting the Debtor under Sections 1113 and 1114 of the Bankruptcy Code;

        (k)   to hear and determine any matters relating to the D&O Trust;

        (l)    to determine such other matters as may be provided for in the Confirmation Order or as may be authorized under the provisions of the Bankruptcy Code; and

        (m)  in connection with the Milltown Settlement and Milltown Stipulation, to the extent that a final Consent Decree (as defined in the Milltown Stipulation) and a final FERC Order has not been entered, the Bankruptcy Court shall retain exclusive jurisdiction, or in the alternative, concurrent jurisdiction to hear and determine the claims related to Milltown Dam.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

        14.1    Effectuating Documents and Further Transactions.    Each of the Debtor or Reorganized Debtor, as the case may be, is authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan and any notes or securities issued pursuant to this Plan.

        14.2    Exemption from Transfer Taxes.    In accordance with Section 1146(c) of the Bankruptcy Code the issuance, transfer, or exchange of a security including, without limitation the New Common Stock, or the making or delivery of an instrument of transfer pursuant to, in implementation of, or as contemplated by this Plan, may not be taxed under any law imposing a stamp or similar tax. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

        14.3    Amendment or Modification of this Plan.    Alterations, amendments or modifications of this Plan may be proposed in writing by the Debtor, with the prior consent of the Creditors' Committee as to any material alterations, amendments or modifications (which consent shall not be unreasonably withheld), at any time prior to the Confirmation Date, provided that this Plan, as altered, amended or modified, satisfies the conditions of Sections 1122 and 1123 of the Bankruptcy Code, and the Debtor shall have complied with Section 1125 of the Bankruptcy Code. This Plan may be altered, amended or modified at any time before or after the Confirmation Date and before substantial consummation, provided that this Plan, as altered, amended or modified, satisfies the requirements of Sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms this Plan, as altered, amended or modified, under Section 1129 of the Bankruptcy Code. A holder of a Claim or Equity Interest that has accepted this Plan shall be deemed to have accepted this Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder. The Debtor specifically reserves the right to amend or modify this Plan in the event that the Bankruptcy Court either does not approve, in total, the settlement of the Class Action pursuant to the proposed Class Action Settlement Documents, or approves the proposed settlement of the Class Action but limits the parties to whom the Debtor may give releases pursuant to such settlement. In such event, the Debtor's claims against any parties not released as proposed in the Class Action Settlement Documents shall be preserved for the benefit of the Debtor's creditors and Estate and the Plan, as may be amended, may provide a mechanism reasonably satisfactory to the Creditors' Committee to prosecute and/or preserve such claims for the benefit of the Debtor's Estate. The Debtor may, with notice to the Creditors' Committee, the DIP Lenders and the CSFB Lenders, but without notice to holders of Claims or Equity Interests insofar as it does not materially and adversely affect the interests of any such holders, correct any defect or omission in this Plan and any exhibit hereto or in any Plan Document.

        14.4    Severability.    In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision in this Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the holder or holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision hereof.

        14.5    Revocation or Withdrawal of this Plan.    The Debtor reserves the right to revoke or withdraw this Plan prior to the Confirmation Date. If the Debtor revokes or withdraws this Plan prior to the Confirmation Date, then this Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims by or against the Debtor or any other Person or to prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor.

        14.6    Plan Supplement.    The plan supplement containing drafts or final versions of the Plan Documents (the "Plan Supplement") shall be filed with the Bankruptcy Court and served upon the Office of the United States Trustee, and respective counsel to the Creditors' Committee and the DIP Lenders and the CSFB Lenders as early as practicable (but in no event later than fifteen (15) days) prior to the Confirmation Hearing, or on such other date as the Bankruptcy Court may establish. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to the Debtor in accordance with Section 14.8 hereof. The Plan Supplement is incorporated into and a part of this Plan as if set forth in full herein.

        14.7    Binding Effect.    This Plan shall be binding upon and inure to the benefit of the Debtor, the holders of Claims and Equity Interests, and their respective successors and assigns, including, without limitation, Reorganized Debtor.

        14.8    No Preclusive Effect.    Any findings of fact which may be included in the Confirmation Order will not have any preclusive effect in connection with confirmation of any subsequently-filed plan of reorganization, which subsequently-filed plan of reorganization will be as a replacement and in lieu of this Plan or as this Plan may be amended.

        14.9    Notices.    All notices, requests and demands to or upon the Debtor or the Creditors' Committee, to be effective, shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

    If to the Debtor:

    NorthWestern Corporation
    125 South Dakota Avenue
    Sioux Falls, SD 57104
    Attn:    William M. Austin
                 Eric R. Jacobsen, Esq.

    and

    Paul, Hastings, Janofsky & Walker, LLP
    600 Peachtree Street
    Suite 2400 Atlanta, GA 30308
    Attn:    Jesse H. Austin, III, Esq.
                 Karol K. Denniston, Esq.
    Co-Counsel to the Debtor and Debtor-in-Possession

    and

    Greenberg Traurig, L.P.
    The Brandywine Building, Suite 1540
    1000 West Street
    Wilmington, DE 19801
    Attn:    Scott D. Cousins, Esq.
                 Victoria Watson Counihan, Esq.
                 William E. Chipman, Jr., Esq.
    Co-Counsel to the Debtor and Debtor-in-Possession

    If to the Creditors' Committee:

    Paul Weiss Rifkind Wharton & Garrison LLP
    1285 Avenue of the Americas
    New York, NY 10019
    Attn:    Alan W. Kornberg, Esq.
                 Ephraim Diamond, Esq.

    and

    The Bayard Firm
    222 Delaware Avenue
    Wilmington, DE 19801
    Attn:    Neil B. Glassman, Esq.
                 Charlene D. Davis, Esq.

        14.10    Termination of Any Committees.    Except as otherwise provided in this Section 14.9, on the Effective Date, all Committees (other than the TAC and the Plan Committee) shall cease to exist and their respective members and employees or agents (including, without limitation, attorneys, investment bankers, financial advisors, accountants and other professionals) shall be released and discharged from any further authority, duties, responsibilities and obligations relating to, arising from or in connection with such Committee. All Committees shall continue to exist after such date (i) with respect to all the applications filed pursuant to Sections 330 and 503 of the Bankruptcy Code or Claims for fees and expenses by Professionals; (i) any post-confirmation modifications to this Plan or Confirmation Order; and (iii) any matters pending as of the Effective Date before the Bankruptcy Court to which such Committee is party, until such matters are resolved.

        14.11    Governing Law.    Except to the extent the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, or to the extent this Plan, provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such jurisdiction.

        14.12    Withholding and Reporting Requirements.    In connection with the consummation of this Plan, the Debtor or Reorganized Debtor, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all Distributions hereunder shall be subject to any such withholding and reporting requirements.

        14.13    Allocation of Plan Distributions Between Principal and Interest.    To the extent that any Allowed Claim entitled to a Distribution under this Plan is comprised of indebtedness and accrued but unpaid interest thereon, such Distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first, and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

        14.14    Headings.    Headings are used in this Plan for convenience and reference only, and shall not constitute a part of this Plan for any other purpose.

        14.15    Inconsistency.    In the event of any inconsistency between this Plan and the Disclosure Statement, any exhibit to this Plan or Disclosure Statement or any other instrument or document created or executed pursuant to this Plan, this Plan shall govern.

[Concluded on next page]

Dated as of:	August 18, 2004
Wilmington, Delaware
NorthWestern Corporation Debtor and Debtor-in-Possession
By:	/s/ WILLIAM M. AUSTIN
William M. Austin Chief Restructuring Officer
PAUL, HASTINGS, JANOFSKY & WALKER LLP
/s/ Jesse H. Austin, III Karol K. Denniston Carolyn Chayavadhanangkur 600 Peachtree Street Suite 2400 Atlanta, GA 30309 Telephone: (404) 815-2400
and
GREENBERG TRAURIG, LLP

/s/
Scott D. Cousins (No. 3079)
Victoria Watson Counihan (No. 3488)
William E. Chipman, Jr. (No. 3818)
The Brandywine Building
1000 West Street, Suite 1540
Wilmington, DE 19801
Telephone: (302) 661-7000
Co-Counsel for the Debtor and Debtor-in-Possession

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Exhibit 2.1
DEBTOR'S SECOND AMENDED AND RESTATED PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
DEBTOR'S SECOND AMENDED AND RESTATED PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
ARTICLE I DEFINITIONS AND CONSTRUCTION OF TERMS
ARTICLE II
TREATMENT OF ALLOWED ADMINISTRATIVE CLAIMS AND ALLOWED PRIORITY TAX CLAIMS
ARTICLE III
CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS
ARTICLE IV
TREATMENT OF CLAIMS AND EQUITY INTERESTS
ARTICLE V MEANS OF IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN
ARTICLE VI IMPLEMENTATION OF THE D&O TRUST
ARTICLE VII VOTING AND DISTRIBUTIONS; AND TREATMENT OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS AND EQUITY INTERESTS
ARTICLE VIII EXECUTORY CONTRACTS AND UNEXPIRED LEASES; INDEMNIFICATION CLAIMS; AND RETIREE BENEFITS
ARTICLE IX CORPORATE GOVERNANCE, MANAGEMENT AND STRUCTURE OF REORGANIZED DEBTOR
ARTICLE X EXCULPATION, INJUNCTIONS, AND DISCHARGE
ARTICLE XI EFFECTIVENESS OF THIS PLAN
ARTICLE XII REGULATION
ARTICLE XIII RETENTION OF JURISDICTION
ARTICLE XIV MISCELLANEOUS PROVISIONS